SCHEDULE 14A INFORMATION

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AT&T CORP.
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    2001
    Notice of
    Annual Meeting
    and
    Proxy Statement

    Wednesday, May 23, 2001
    at 9:30 a.m. local time
    Cincinnati Convention Center
    525 Elm Street
    Cincinnati, Ohio 45202

NOTICE OF MEETING

    The 116th Annual Meeting of Shareholders of AT&T Corp. (the "Company") will be held at the Cincinnati Convention Center, 525 Elm Street, Cincinnati, Ohio, on Wednesday, May 23, 2001, at 9:30 a.m. local time, for the following purposes:

  •
  To elect Directors for the ensuing year (page  );

  •
  To ratify the appointment of auditors to examine the Company's accounts for the year 2001 (page  );

  •
  To approve and adopt an amendment to our charter to enable a majority of the voting power of the shareholders of AT&T Corp. to authorize any merger, consolidation, or dissolution of AT&T, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of AT&T (page  );

  •
  To approve the Amended AT&T 1996 Employee Stock Purchase Plan including approval of issuance of an additional 30,000,000 shares of AT&T common stock under the Plan (page  ); and

  •
  To act upon such other matters, including shareholder proposals (page  ), as may properly come before the meeting.

    Holders of voting shares at the close of business on March 29, 2001 will be entitled to vote with respect to this solicitation.

Marilyn J. Wasser Vice President – Law and Secretary

March 29, 2001

    32 Avenue of the Americas
New York, NY 10013-2412

C. Michael Armstrong

Chairman of the Board

March 29, 2001

Dear Shareholder:

    It is a pleasure to invite you to our Company's 2001 Annual Meeting of Shareholders in Cincinnati, Ohio on Wednesday, May 23, beginning at 9:30 a.m. local time, at the Cincinnati Convention Center. This will be AT&T's 116th Annual Meeting of Shareholders. If you plan to join us at the meeting, an admission ticket will be required and is attached to the proxy card. For your convenience, a map of the area and directions to the Convention Center are printed on the back of the proxy card.

    Whether you own a few or many shares of stock and whether or not you plan to attend, it is important that your shares be voted on matters that come before the meeting. Registered and many broker-managed shareholders can vote their shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the proxy card. Of course, you may still vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Directors' recommendations.

    I look forward to seeing you on May 23 in Cincinnati.

                      Sincerely,

AT&T Corp.
Executive Offices
32 Avenue of the Americas
New York, NY 10013-2412

PROXY STATEMENT

     This proxy statement and the accompanying proxy/voting instruction card (proxy card) were mailed beginning March 29, 2001 to holders of voting shares in connection with the solicitation of proxies by the Board of Directors for the 2001 Annual Meeting of Shareholders in Cincinnati, Ohio. Proxies are solicited to give all shareholders of record at the close of business on March 29, 2001 an opportunity to vote on matters that come before the meeting. This procedure is necessary because shareholders live in all states and abroad and most will not be able to attend. Shares can be voted only if the shareholder is present in person or is represented by proxy.

    Registered shareholders (those who hold shares directly or through Company plans rather than a bank or broker) can simplify their voting and save the Company expense by calling 1-800-273-1174 or voting via the Internet at http://att.proxyvoting.com/. Telephone and Internet voting information is provided on the proxy card. A Control Number is designed to verify shareholders' identities and allow them to vote their shares and confirm that their voting instructions have been properly recorded. It is located above the shareholder's name and address in the lower left section of the proxy card. If you hold your shares through a bank or broker, you will receive separate instructions on the form you receive. Although most banks and brokers now offer telephone and Internet voting, availability and specific processes will depend on their voting arrangements.

Proxy Materials and Annual Report

     AT&T's shareholders can access AT&T's Notice of Annual Meeting and Proxy Statement and annual report via the Internet on the AT&T Investor Relations Website at http://www.att.com/ir/. For future shareholder meetings, AT&T's registered shareholders can further save the Company expense by consenting to access their proxy statement and annual report electronically. You can choose this option by marking the "Electronic Access" box on your proxy card or by following the instructions provided when you vote by telephone or via the Internet. If you choose this option, you will, prior to each shareholder meeting, receive your proxy card in the mail along with a notice of the meeting and instructions for voting by mail, telephone, or the Internet. You do not need to select this option each year; however, you may want to choose this option for more than one account held in your name. Your choice will remain in effect unless you revoke it by contacting our transfer agent, EquiServe, at 1-800-348-8288 or visiting the AT&T Investor Relations Website at http://www.att.com/ir/.

    If you do not choose to vote by telephone or the Internet, you may still return your proxy card, properly signed, and the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying your choices, the shares will be voted as recommended by the Directors. Abstentions marked on the proxy card are voted neither "for" nor "against," but are counted in the determination of a quorum for each of the proposals. Abstentions have the effect of a vote against the Directors' Proposal to approve and adopt an amendment to our charter to enable a majority of the voting power of the shareholders of AT&T Corp. to authorize any merger, consolidation, or dissolution of AT&T, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of AT&T, but have no effect on the other items to be voted on. If you vote by telephone or the Internet, it is not necessary to return your proxy card.

    If you wish to give your proxy to someone other than the Proxy Committee, all three names appearing on the proxy card must be crossed out and the name of another person or persons (not more than three) inserted. The signed card must be presented at the meeting by the person or persons representing you. You may revoke your proxy at any time before it is voted at the meeting by executing a later-voted proxy by telephone, the Internet, or mail, by voting by ballot at the meeting, or by filing an instrument of revocation with the inspector of election in care of the Vice President—Law and Secretary of the Company.

    Your vote is important. Accordingly, you are urged to vote by telephone, the Internet, or by signing and returning the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously voted.

Confidential Voting

    For many years, AT&T has had a confidential voting policy. The Company has formalized its policy by amending its By-Laws so that all proxies and other voting materials, including telephone and Internet voting, are kept confidential and are not disclosed to the Company or its officers and Directors, subject to standard exceptions. Such documents are available for examination only by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. This By-Law provision cannot be amended, rescinded, or waived except by a shareholder vote. One independent inspector of election, an officer of IVS Associates, Inc., has been appointed.

Voting Shares Held in Dividend Reinvestment and Savings Plans

    If you are a participant in the AT&T Shareowner Dividend Reinvestment and Stock Purchase Plan ("DRISPP") or the AT&T 1996 Employee Stock Purchase Plan ("ESPP"), your proxy card will represent the number of full shares in either of those accounts on the record date as well as shares registered in your name. If proxy cards representing shares in the DRISPP or ESPP are not returned, those shares will not be voted. If you are an employee shareholder participating in the AT&T Employee Stock Ownership Plan, the AT&T Long Term Savings Plan for Management Employees, the AT&T Long Term Savings and Security Plan, the AT&T Retirement Savings and Profit Sharing Plan, the AT&T of Puerto Rico, Inc. Long Term Savings Plan for Management Employees, the AT&T of Puerto Rico, Inc. Long Term Savings and Security Plan, the Liberty Media 401(k) Savings Plan, the Liberty Media 401(k) Savings Plan of Puerto Rico, the AT&T Broadband Long Term Savings Plan, the AT&T Long Term Savings Plan – San Francisco, the AT&T Wireless Services 401(k) Retirement Plan, or the MediaOneGroup 401(k) Savings Plan, your proxy card also will serve as a voting instruction for the trustees of those plans for accounts registered in the same name. If proxy cards representing shares in these plans are not returned, the Trustee will vote those shares in the same proportion as the shares for which instructions were received from all other plan participants. If you wish to abstain from voting on a shareholder matter, you must indicate this when you vote by proxy card, telephone, or the Internet.

Annual Meeting Admission

    If you are a registered shareholder and plan to attend the meeting in person, please detach and retain the admission ticket and map which are attached to your proxy card. If you will attend the meeting, please be sure to respond to the "Annual Meeting" question when you vote. A beneficial owner who plans to attend the meeting may obtain an admission ticket in advance by sending a written request, with proof of ownership, such as a bank or brokerage firm account statement, to: Manager—Proxy, AT&T Corp., 295 North Maple Avenue, Room 1216L2, Basking Ridge, New Jersey 07920-1002. Admittance to the annual meeting will be based upon availability of seating.

    Shareholders who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter.

    The Cincinnati Convention Center is fully accessible to disabled persons, and sign interpretation and wireless headsets will be available for our hearing-impaired shareholders.

    Highlights of the meeting will be available on the AT&T Investor Relations Website at http://www.att.com/ir/ and will also be included in a midyear report to shareholders. Information on obtaining a full transcript of the meeting will also be included in the midyear report.

    Securities and Exchange Commission ("SEC") rules require that an annual report precede or be included with proxy materials. Shareholders with multiple accounts may be receiving more than one annual report which is costly to AT&T and may be inconvenient to these shareholders. Such shareholders who vote by mail may authorize AT&T to discontinue mailing extra annual reports for selected accounts by marking the "Annual Report" box on the proxy card. If you vote by telephone or the Internet, you will also have the opportunity to indicate that you wish to discontinue receiving extra annual reports. Eliminating these duplicate mailings will not affect receipt of future proxy statements and proxy cards. To resume the mailing of an annual report to an account, please call the AT&T shareowner services number, 1-800-348-8288.

    Comments from shareholders about the proxy material or about other aspects of the business are welcomed. Space is provided on the back of the proxy card and on the Internet screen for this purpose. Although such comments will not be answered on an individual basis, they are analyzed and used to determine what additional information should be furnished in various Company communications.

Voting Rights

    On January 1, 2001, there were 3,760,174,834 shares of AT&T common stock, 361,814,400 shares of AT&T Wireless Group tracking stock, 2,363,738,170 shares of Class A Liberty Media Group tracking stock, and 206,221,288 shares of Class B Liberty Media Group tracking stock outstanding. On January 22, 2001, AT&T issued 812,511.788 shares of a new class of AT&T preferred stock, par value $1.00 ("DoCoMo wireless tracking stock") (see page    .) Each share of AT&T common stock has one vote and each share of AT&T Wireless Group tracking stock has 0.5 of a vote on each matter properly brought before the meeting. Each share of Class B Liberty Media Group tracking stock has 0.375 of a vote and each share of Class A Liberty Media Group tracking stock has 0.0375 of a vote on each matter properly brought before the meeting. Each share of the DoCoMo wireless tracking stock is entitled to 250 votes on each matter properly brought before the meeting. The number of shares of Class A and Class B Liberty Media Group tracking stock outstanding and per share data reflects the two-for-one stock split paid on June 9, 2000.

BOARD OF DIRECTORS

    The Board of Directors is responsible for establishing broad corporate policies and overseeing the overall performance of the Company. However, in accordance with corporate legal principles, the Board of Directors is not involved in day-to-day operating details. Members of the Board are kept informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them each month, and through discussions with the Chairman and other officers.

    The Board of Directors held 15 meetings and the committees held 24 meetings in 2000. The average attendance in the aggregate of the total number of meetings of the Board and the total number of committee meetings was 94.4%.

COMMITTEES OF THE BOARD

    The Board has established a number of committees, including the Audit Committee, the Liberty Capital Stock Committee, the Wireless Group Capital Stock Committee, the Compensation and Employee Benefits Committee, the Finance Committee, and the Governance and Nominating Committee, each of which is briefly described below. Another committee of the Board is the Proxy Committee (that votes the shares represented by proxies at the annual meeting of shareholders).

    The Audit Committee meets with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The committee also meets with the independent auditors and with appropriate Company financial personnel and internal auditors concerning these matters. The committee recommends to the Board the appointment of the independent auditors, subject to ratification by the shareholders at the annual meeting. Both the internal auditors and the independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. The committee, which consists of six non-employee Directors, met five times in 2000.

    The Liberty Capital Stock Committee advises and makes recommendations to the Board concerning the interpretation and implementation of policies regarding Liberty Media Group tracking stock matters, including the authorization of the issuance of shares of Liberty Media Group tracking stock. The committee, which consists of three non-employee Directors and Dr. John C. Malone, Chairman of Liberty Media Corporation, met three times in 2000.

    The Wireless Group Capital Stock Committee advises and makes recommendations to the Board concerning the interpretation and implementation of policies regarding the AT&T Wireless Group tracking stock matters, including the authorization of the issuance of shares of the AT&T Wireless Group tracking stock. The committee, which consists of three non-employee Directors, and Dr. John C. Malone, Chairman of Liberty Media Corporation, met four times in 2000.

    The Compensation and Employee Benefits Committee administers incentive compensation plans, including stock option plans, and keeps informed and advises the Board regarding employee benefit plans. The committee establishes the compensation structure for senior managers of the Company and makes recommendations to the Board with respect to compensation of the officers as listed on page   . The committee, which consists of six non-employee Directors, met six times in 2000.

    The Finance Committee meets with management to review the financial policy and procedures of the Company, including the Company's Financing Plan, Capital and Investment Program, and Dividend Policy. The committee advises the Board on the Company's financial condition and makes recommendations concerning the dividend policy and payments of the Company. The committee, which consists of seven non-employee Directors, met four times in 2000.

    The Governance and Nominating Committee advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices, including compensation of Directors and the selection of candidates as nominees for election as Directors, and it provides guidance with respect to matters of public policy. The committee, which consists of three non-employee Directors, met two times in 2000. The committee recommended this year's Director candidates at the January 2001 Board Meeting.

    In recommending AT&T Board candidates, the Governance and Nominating Committee seeks individuals of proven judgment and competence who are outstanding in their respective fields. The committee considers such factors as experience, education, employment history, special talents or personal attributes, anticipated participation in AT&T Board activities, and geographic and other diversity factors. Shareholders who wish to recommend qualified candidates should write to: Vice President—Law and Secretary, AT&T Corp., 32 Avenue of the Americas, New York, New York 10013-2412, stating in detail the qualifications of such persons for consideration by the committee.

COMPENSATION OF DIRECTORS

In 2000, Directors who were not employees received an annual cash retainer of $45,000 and AT&T common stock units with a then-current market value of $45,000, which were deferred automatically and credited to a portion of a deferred compensation account, pursuant to the Company's Deferred Compensation Plan for Non-Employee Directors. The chairpersons of the Audit Committee, Liberty Capital Stock Committee, Compensation and Employee Benefits Committee, Finance Committee, and Wireless Group Capital Stock Committee each received an additional annual retainer of $7,500. The chairperson of the Governance and Nominating Committee received an additional annual retainer of

$5,000. No fees are paid for attendance at regularly scheduled Board and Committee meetings. Directors received a fee of $1,500 for each special Board or committee meeting attended. In addition, non-employee Directors received a stock option grant to purchase 10,000 shares of AT&T Wireless Group tracking stock.

    Directors may elect to defer the receipt of all or part of their cash retainer and other compensation into the AT&T common stock portion or the cash portion of the deferred compensation account. The AT&T common stock portion (the value of which is measured from time to time by the market value of AT&T common stock) is credited on each dividend payment date for AT&T common stock with a number of deferred shares of AT&T common stock equivalent in market value to the amount of the quarterly dividend on the shares then credited in the accounts. The cash portion of the deferred compensation account, representing amounts deferred prior to January 1, 2001, earns interest, compounded quarterly, at an annual rate equal to the average interest rate for ten-year United States Treasury Notes for the previous quarter, plus 5%. Thereafter, amounts deferred to the cash portion of the deferred compensation account earn interest, compounded quarterly, at an annual rate equal to the average interest rate for ten-year United States Treasury Notes for the previous quarter, plus 2%.

    Effective December 31, 1996, the Company terminated its Pension Plan for Non-Employee Directors. The Pension Plan now covers only those non-employee Directors who retired prior to December 31, 1996. Benefits accrued for then-active Directors were valued and converted into a deferred annuity. The Company also provides non-employee Directors with travel accident insurance when on Company business. A non-employee Director may purchase life insurance sponsored by the Company. The Company will share the premium expense with the Director; however, all the Company contributions will be returned to the Company at the earlier of (a) the Director's death or (b) the later of age 70 or 15 years from the policy's inception. This benefit will continue after the non-employee Director's retirement from the Board.

    Effective December 1997, the Board adopted AT&T stock ownership targets equal to five times the total value of the annual cash retainer and annual stock unit amounts. Directors generally have five years to attain the ownership goal. Ten of the non-employee Directors have met their targets. Directors who are employees of the Company receive no compensation for serving as Directors, but also have ownership targets.

ELECTION OF DIRECTORS (Item 1 on Proxy Card)

    The Proxy Committee intends to vote for the election of the fourteen nominees listed on the following pages unless otherwise instructed by the shareholders on the proxy card or by telephone or Internet voting. These nominees have been selected by the Board on the recommendation of the Governance and Nominating Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the system instructions. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

    If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Governance and Nominating Committee or, if none, the size of the Board will be reduced. The Governance and Nominating Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

    Directors elected at the meeting will hold office until the next annual meeting or until their successors have been elected and qualified. For each nominee there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of March 29, 2001.

NOMINEES FOR ELECTION AS DIRECTORS

    C. Michael Armstrong, Chairman and Chief Executive Officer of AT&T since 1997. Chairman and Chief Executive Officer of Hughes Electronics (1992-1997). Chairman of the President's Export Council. Past Chairman of FCC Network Reliability and Interoperability Council. Chairman of U.S.-Japan Business Council. Member of the Council on Foreign Relations, the National Security Telecommunications Advisory Committee, and the Defense Policy Advisory Committee on Trade. Member of The Business Roundtable and the Business Council. Director of National Cable Television Association (NCTA) and member of its Executive Committee. Director of Citigroup Inc. and member of the supervisory board of the Thyssen-Bornemisza Group. Trustee of John Hopkins University and Chairman of the Board of Visitors of John Hopkins University School of Medicine. Member of the Advisory Board of the Yale School of Management. Director of AT&T since 1997; member of the Proxy Committee. Age 62.

    Kenneth T. Derr, Retired Chairman of the Board of Chevron Corporation (international oil company); Chairman and Chief Executive Officer (1989-1999). Director of Citigroup Inc. and Potlatch Corporation. Director of AT&T since 1995; member of the Audit Committee and the Compensation and Employee Benefits Committee. Age 64.

    M. Kathryn Eickhoff, President of Eickhoff Economics Inc. (economic consultants) since 1987. Associate Director for Economic Policy, U.S. Office of Management and Budget (1985-1987). Director of Pharmacia Corporation and Tenneco Automotive Inc. Director of AT&T since 1987; member of the Audit Committee and the Finance Committee. Age 61.

    Walter Y. Elisha, Retired Chairman and Chief Executive Officer of Springs Industries (textile manufacturing); Chairman (1983-1998), and Chief Executive Officer (1981-1997). Director of Cummins Engine Company, Inc. Trustee of Wabash College. Member of the Business Council and former Member of the President's Advisory Committee for Trade Policy and Negotiations. Director of AT&T since 1987; Chairman of the Governance and Nominating Committee; member of the Finance Committee. Age 68.

    George M. C. Fisher, Retired Chairman and CEO of Eastman Kodak Company (imaging company). Served as Chairman of the Board, Eastman Kodak Company from January to December 2000. Before this, he held the Kodak positions of Chairman, President, and CEO (December 1993 to January 1997), and Chairman and CEO (January 1997 to January 2000.) Chairman of the Board, Motorola, Inc., (1990-1993); Chief Executive Officer (1988-1993). Formerly Chairman of the Boards of Directors of: the University of Illinois Foundation (1997-1999), the U.S.-China Business Council (1997-1999), and the U.S. Council on Competitiveness (1991-1993). Member of The Business Council. Elected to the American Academy of Arts and Sciences and the National Academy of Engineers (Chairman, 2000-2002). Member of President's Advisory Committee for Trade Policy and Negotiations. Director of Delta Airlines, Inc., Eli Lilly and Company, and General Motors Corporation. Director of AT&T since 1997; Chairman of the Compensation and Employee Benefits Committee; member of the Finance Committee, the Liberty Capital Stock Committee, and the Wireless Group Capital Stock Committee. Age 60.

    Donald V. Fites, Retired Chairman and Chief Executive Officer of Caterpillar Inc. (manufacturer of construction and mining equipment, diesel and natural gas engines, and industrial gas turbines); Chairman and Chief Executive Officer (1990-1999), President and Chief Operating Officer (1989-1990). Past Chairman of The Business Roundtable, the U.S.-Japan Business Council, the National Foreign Trade Council, and the Equipment Manufacturers' Institute. Director of the National Association of Manufacturers. Member of the Business Council and former Member of the President's Advisory Committee for Trade Policy and Negotiations. Director of Oshkosh Truck Corporation, AK Steel

Corporation, Exxon Mobil Corporation, Georgia-Pacific Corporation, and Wolverine World Wide, Inc. Director of AT&T since 1997; Chairman of the Liberty Capital Stock Committee and the Wireless Group Capital Stock Committee; member of the Governance and Nominating Committee and the Finance Committee. Age 67.

    Amos B. Hostetter, Jr., Former Chairman and Chief Executive Officer of Continental Cablevision, Inc. (a cable communications company); Co-founder and Chief Financial Officer of Continental Cablevision, Inc. (1963-1980). Past Chairman of the Board (1973-74) and Director (1968-1998) of the National Cable Television Association. Founding member and past Chairman of the Cable-Satellite Public Affairs Network (C-SPAN) and current member of C-SPAN's Board and Executive Committee. Chairman of the Board of Trustees of Amherst College. Trustee of the Museum of Fine Arts, Boston and WGBH-TV. Director of AT&T since 1999; member of the Compensation and Employee Benefits Committee. Age 64.

    Ralph S. Larsen, Chairman and Chief Executive Officer of Johnson & Johnson (pharmaceutical, medical, and consumer products) since 1989. Former Chairman and a member of the Executive Committee of The Business Council and member of the Policy Committee of The Business Roundtable. Director of Johnson & Johnson and Xerox Corporation. Director of AT&T since 1995; Chairman of the Finance Committee; member of the Audit Committee. Age 62.

    John C. Malone, Chairman of Liberty Media Corporation ("Liberty," a diversified media and communications company) since 1990. Former Chairman (1996-1999), Chief Executive Officer (1994-1999), and President (1994-1997) of Tele-Communications, Inc. Director of Liberty Media Corporation, The Bank of New York, 360 Networks, Inc., the CATO Institute, TCI Satellite Entertainment, Inc., UnitedGlobalCom, Inc., USANi, LLC, and Cendant Corporation. Director of AT&T since 1999; member of the Liberty Capital Stock Committee, the Finance Committee, and the Wireless Group Capital Stock Committee. Age 60.

    Donald F. McHenry, President of IRC Group LLC (international relations consultants) since 1981. Distinguished Professor in the Practice of Diplomacy, Georgetown University, since 1981. Director of Fleet Boston Corp. and its subsidiary, Fleet Bank, Coca-Cola Co., International Paper Co., and GlaxoSmithKline plc (U.K.). Director of AT&T since 1986; member of the Audit Committee, the Compensation and Employee Benefits Committee, the Governance and Nominating Committee, and the Proxy Committee. Age 64.

    Louis A. Simpson, President and Chief Executive Officer Capital Operations, GEICO Corporation (a national property and casualty insurance company) since 1993; Vice Chairman of the Board (1985-1993); Senior Vice President and Chief Investment Officer (1979-1993). President and Chief Executive Officer of Western Asset Management, a subsidiary of Western Bancorporation. Partner at Stein Roe and Farnham. Instructor of Economics at Princeton University. Director of MediaOne Group (1998-2000), Pacific American Income Shares Inc., LM Institutional Fund Advisors 1, Inc., and Science Applications International Corporation. Director of AT&T since July 2000; member of the Audit Committee and the Compensation and Employee Benefits Committee. Age 64.

    Michael I. Sovern, Chairman of Sotheby's Holdings, Inc. President Emeritus and Chancellor Kent Professor of Law at Columbia University; President (1980-1993). President and Director of Shubert Foundation and Director of Shubert Organization. Director of Sequa Corp., Sotheby's Holdings, Inc., and Pfizer, Inc. Chairman of the Japan Society. Chairman of the American Academy in Rome. Director of AT&T since 1984; Chairman of the Audit Committee; member of the Compensation and Employee Benefits Committee, the Liberty Capital Stock Committee and the Proxy Committee. Age 69.

    Sanford I. Weill, Chairman and Chief Executive Officer of Citigroup Inc. (a financial services company) since October 1998. Chairman and Chief Executive Officer of Travelers Group and its predecessor, Commercial Credit Company (1986 to 1998). President of American Express Company (1983-1985). Chairman and Chief Executive Officer of the Fireman's Fund Insurance Company subsidiary (1984-1985). Chairman of the Board of Trustees of Carnegie Hall. Chairman of the Board of

Overseers for Cornell University's Joan and Sanford I. Weill Medical College and Graduate School of Medical Sciences. Founder and Chairman of the National Academy Foundation. Member of The Business Council. Director of E. I. du Pont de Nemours and Company, New York Presbyterian Hospital, Memorial Sloan-Kettering Cancer Center, United Technologies Corporation, and Federal Reserve Bank of New York. Director of AT&T since 1998; member of the Finance Committee and the Wireless Group Capital Stock Committee. Age 68.

    John D. Zeglis, Chairman and Chief Executive Officer of AT&T Wireless Group since December 1999. President (1997-1999), Vice Chairman (June-November 1997), General Counsel and Senior Executive Vice President (1996-1997), and Senior Vice President and General Counsel (1986-1996) of AT&T. Director of Helmerich and Payne Corporation, Sara Lee Corporation, Illinova Corporation, and Liberty Media Corporation. Director of AT&T since 1997. Age 53.

STOCK OWNERSHIP OF MANAGEMENT AND DIRECTORS

    The following table sets forth information concerning the beneficial ownership of AT&T common stock, AT&T Wireless Group tracking stock ("AT&T Wireless Stock"), Class A Liberty Media Group tracking stock ("Class A Liberty Stock"), and Class B Liberty Media Group tracking stock ("Class B Liberty Stock") as of January 1, 2001 for (a) each current Director elected to the Board in 2000 and each nominee for election as a Director in 2001; (b) each of the officers named in the Summary Compensation Table herein ("Named Officers") not listed as a Director; and (c) Directors and executive officers as a group. No Director or executive officer owns any AT&T preferred shares. Except as otherwise noted, the nominee or family members had sole voting and investment power with respect to such securities. The number of shares of Class A Liberty Stock and Class B Liberty Stock reflects the two-for-one stock split paid on June 9, 2000.

Name	Title of Stock Class	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(a)
C. Michael Armstrong(2)	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	1,112,025 47,687 0 0	(3) (3)	15,729 0 0 0	1,127,753 47,687 0 0	* * * *
Kenneth T. Derr	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	5,450 24,785 5,645 0	(4)	9,462 0 0 0	14,912 24,785 5,645 0	* * * *
M. Kathryn Eickhoff(5)	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	7,000 4,125 0 0	(4)	6,837 0 0 0	13,837 4,125 0 0	* * * *
Walter Y. Elisha	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	6,643 13,125 0 0	(4)	34,503 0 0 0	51,146 13,125 0 0	* * * *
George M. C. Fisher	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	15,000 13,125 0 0	(4)	10,885 0 0 0	25,885 13,125 0 0	* * * *
Donald V. Fites	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	4,500 13,125 0 0	(4)	8,721 0 0 0	13,221 13,125 0 0	* * * *
Amos B. Hostetter, Jr.(6)	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	53,529,753 31,935 1,103,600 0	(7) (4)	3,652 0 0 0	53,533,405 31,935 1,103,600 0	1.42 * * *	%
Ralph S. Larsen	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	4,800 8,125 0 0	(4)	15,039 0 0 0	19,839 8,125 0 0	* * * *
John C. Malone(8)	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	26,377,706 27,910 6,837,578 196,256,844	(9)(10) (4) (9)(10) (9)(10)(11)	2,505 0 0 0	26,380,211 27,910 6,837,578 196,256,844	* * * 95.17%
Donald F. McHenry	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	4,863 5,125 0 0	(4)	10,852 0 0 0	15,715 5,125 0 0	* * * *

Louis A. Simpson	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	144,869 2,500 0 0	(12) (13)	1,673 0 0 0	146,542 2,500 0 0	* * * *
Michael I. Sovern	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	2,400 7,125 3,000 0	(4)	7,739 0 0 0	10,139 7,125 3,000 0	* * * *
Sanford I. Weill	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	75,000 23,125 0 0	(4)	2,697 0 0 0	77,697 23,125 0 0	* * * *
John D. Zeglis	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	1,224,360 478,850 0 0	(14) (14)	206,307 0 0 0	1,430,667 478,850 0 0	* * * *

Name	Title of Stock Class	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(b)
Daniel E. Somers	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	321,206 22,187 0 0	(15) (15)	24,681 0 0 0	345,887 22,187 0 0	* * * *
Charles H. Noski	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	618,940 21,875 0 0	(16) (16)	55,034 0 0 0	673,974 21,875 0 0	* * * *
Frank Ianna	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	428,004 22,218 0 0	(17) (17)	9,204 0 0 0	437,209 22,218 0 0	* * * *

Name	Title of Stock Class	Beneficially Owned		Deferral Plans(1)	Total	Percent of Class
(c)
Directors and Executive Officers as a group	AT&T common stock AT&T Wireless Stock Class A Liberty Stock Class B Liberty Stock	85,953,547 858,695 7,949,823 196,256,844	(18) (18)	478,064 0 0 0	86,431,611 858,695 7,949,823 196,256,844	2.29 * * 95.17	% %

*Less than one percent

Footnotes

1.
Share units held in deferred compensation accounts that do not constitute beneficially owned securities.

2.
Also beneficially owns 10,000 shares of At Home Corporation Series A common stock. At December 31, 2000, AT&T had an approximate 23% economic interest and a 74% voting interest in At Home Corporation.

3.
Includes beneficial ownership of 903,210 shares of AT&T common stock and 47,687 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

4.
Includes beneficial ownership of 3,125 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

5.
Includes 2,000 shares of AT&T common stock and 600 shares of AT&T Wireless stock held by trust, as to which Ms. Eickhoff has disclaimed beneficial ownership. Also beneficially owns 500 shares of At Home Corporation Series A common stock. At December 31, 2000, AT&T had an approximate 23% economic interest and a 74% voting interest in At Home Corporation.

6.
Also beneficially owns 4,216 shares of At Home Corporation Series A common stock. At December 31, 2000, AT&T had an approximate 23% economic interest and a 74% voting interest in At Home Corporation.

7.
Includes 9,720,739 shares of AT&T common stock as to which Mr. Hostetter has disclaimed beneficial ownership.

8.
Also beneficially owns 18,276 shares of At Home Corporation Series A common stock. At December 31, 2000, AT&T had an approximate 23% economic interest and a 74% voting interest in At Home Corporation.

9.
Includes beneficial ownership of the following shares which may be acquired within 60 days pursuant to stock options granted in tandem with stock appreciation rights: (a) 325,794 shares of AT&T common stock; (b) 5,048,920 shares of Class A Liberty Stock; and (c) 3,494,400 shares of Class B Liberty Stock.

10.
Includes 1,004,620 shares of AT&T common stock, 50,904 shares of Class A Liberty Stock, and 3,409,436 shares of Class B Liberty Stock held by Dr. Malone's wife, Mrs. Leslie Malone, as to which Dr. Malone has disclaimed beneficial ownership, and includes 721,564 shares of AT&T Common stock held by the Malone Foundation.

11.
In connection with the merger of Tele-Communications, Inc. ("TCI") into AT&T, TCI assigned to Liberty Media Group ("Liberty") its rights under a call agreement with Dr. Malone and Dr. Malone's wife (the "Malones") and a call agreement with the estate of Bob Magness, the Estate of Betsy Magness, Gary Magness (individually and in certain representative capacities) and Kim Magness (individually and in certain representative capacities) (collectively, the "Magness Group"). As a result, Liberty has the right, under certain circumstances, to acquire the Class B Liberty Stock owned by the Malones and the Magness Group. Further, in connection with the AT&T merger, TCI assigned to Liberty its rights under a shareholders agreement with the Magness Group and the Malones, pursuant to which, among other things, Dr. Malone has an irrevocable proxy, under certain circumstances, to vote the Class B Liberty Stock or any super voting class of equity securities issued by Liberty held by the Magness Group. As a result of certain provisions of the shareholders agreement referred to above, Dr. Malone's beneficial ownership of Class B Liberty Stock includes 95,582,332 shares held by the Magness Group. (See footnotes 6, 7, 8 and 9 in the section entitled "Ownership of Voting Securities In Excess of Five Percent by Beneficial Owners".)

12.
Includes beneficial ownership of 62,631 shares that may be acquired within 60 days pursuant to an existing MediaOne Group Inc. stock option that was converted into a fully vested option for AT&T common stock expiring on June 16, 2008 at an exercise price of $18.9446. (See section entitled "Simpson Transactions" under "Certain Relationships and Related Transactions.")

13.
Includes beneficial ownership of 2,500 shares that may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

14.
Includes beneficial ownership of 1,216,217 shares of AT&T common stock and 468,750 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

15.
Includes beneficial ownership of 319,500 shares of AT&T common stock and 21,187 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

16.
Includes beneficial ownership of 439,042 shares of AT&T common stock and 19,875 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

17.
Includes beneficial ownership of 415,796 shares of AT&T common stock and 17,218 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

18.
Includes beneficial ownership of 4,801,675 shares of AT&T common stock and 679,840 shares of AT&T Wireless Group tracking stock, both of which shares may be acquired within 60 days pursuant to stock options awarded under employee incentive compensation plans.

OWNERSHIP OF VOTING SECURITIES IN EXCESS OF FIVE PERCENT BY BENEFICIAL OWNERS

    The following table sets forth information as to the beneficial ownership of AT&T common stock, AT&T Wireless Group tracking stock ("AT&T Wireless Stock"), AT&T Wireless Group preferred tracking stock ("AT&T Preferred Stock"), Class A Liberty Media Group tracking stock ("Class A Liberty Stock"), and Class B Liberty Media Group tracking stock ("Class B Liberty Stock") by each person or group known by the Company, based upon filings pursuant to Section 13(d) or (g) under the Securities Exchange Act of 1934 (the "Exchange Act"), to own beneficially more than 5% of the outstanding shares of AT&T common stock, AT&T Wireless Stock, Class A Liberty Stock or Class B Liberty Stock as of January 1, 2001. The number of shares of Class A Liberty Stock and Class B Liberty Stock reflects the two-for-one stock split paid on June 9, 2000.

Name and Address of Beneficial Owner	Title of Stock Class	Number of Shares	Percent of Class
NTT DoCoMo, Inc (1) Sanno Park Tower, 11-1, Nagata-cho 2-chome, Chiyoda-ku Tokyo 100-6150, Japan	AT&T Preferred Stock AT&T Wireless Stock	896,008 448,004,162	100 55.32	% %
AXA (2)(3) 9 Place Vendome 75001 Paris France	AT&T Wireless Stock Class A Liberty Stock	136,725,587 251,926,535	37.79 10.66	% %
FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson (4) 82 Devonshire Ave Boston, MA 02109	AT&T Wireless Stock	30,912,803	8.54%
Janus Capital Corporation and Thomas H. Bailey (5) 100 Fillmore Street Denver, CO 80206	Class A Liberty Stock	120,095,676	5.08%
Gary Magness (6) c/o Baker & Hostetler LLP Suite 1100 303 East 17th Avenue Denver, CO 80203	AT&T common stock Class A Liberty Stock Class B Liberty Stock	56,211,956 131,965,136 93,954,636	1.49 5.58 45.56	% % %
Kim Magness (7) c/o Baker & Hostetler LLP Suite 1100 303 East 17th Avenue Denver, CO 80203	AT&T common stock Class A Liberty Stock Class B Liberty Stock	56,089,908 131,581,360 94,109,904	1.49 5.57 45.64	% % %
Estate of Bob Magness (8) c/o Baker & Hostetler LLP Suite 1100 303 East 17th Avenue Denver, CO 80203	AT&T common stock Class A Liberty Stock Class B Liberty Stock	40,866,614 97,183,024 70,850,112	1.09 4.11 34.36	% % %
Magness Securities, LLC (9) c/o Baker & Hostetler LLP Suite 1100 303 East 17th Avenue Denver, CO 80203	AT&T common stock Class A Liberty Stock Class B Liberty Stock	14,181,380 31,128,720 21,632,096	0.38 1.32 10.49	% % %

Footnotes

1.
According to a Schedule 13D filed on January 8, 2001 by Nippon Telegraph and Telephone Corporation ("Nippon") on its own behalf and on behalf of NTT DoCoMo, Inc. ("DoCoMo") and DCM Capital USA (UK) Limited ("DCM Capital"), DoCoMo agreed to acquire shares of a new series of AT&T Wireless Group preferred tracking stock ("AT&T Preferred Stock") from AT&T which are convertible into shares of AT&T Wireless Stock and to acquire warrants to acquire additional shares of AT&T Preferred Stock that are also convertible into shares of AT&T Wireless Stock. Nippon owns approximately 67% of the outstanding shares of DoCoMo, which in turn owns 100% of the voting shares of DCM Capital. On January 22, 2001, DoCoMo purchased 812,511.778 shares of AT&T Preferred Stock and 83,496.546 warrants convertible into 41,748,273 additional shares of AT&T Preferred Stock. See "Certain Relationships and Related Transactions: DoCoMo Strategic Alliance", p.  . Nippon, DoCoMo and DCM Capital beneficially own and have shared voting and dispositive power with respect to 896,008 shares of AT&T Preferred Stock, convertible into 448,004,162 shares of AT&T Wireless Stock. The AT&T Preferred Stock and the warrants represent approximately 17.4% of the economic interest in the AT&T Wireless Group. DoCoMo and DCM Capital share the same address. Nippon is located at 3-1 Otemachi 2-chome, Chiyoda-ku Tokyo 100-8116, Japan.

2.
According to a Schedule 13G/A jointly filed on February 12, 2001 by AXA Assurances I.A.R.D. Mutuelle ("IARD"), AXA Assurances Vie Mutuelle ("AAVM"), AXA Conseil Vie Assurance Mutuelle ("ACVAM"), AXA Courtage Assurance Mutuelle ("ACAM"), AXA ("AXA"), and AXA Financial, Inc. ("AFI"): (a) IARD, AAVM, ACVAM, ACAM, and AXA each beneficially own 136,725,587 shares of AT&T Wireless Stock and have sole voting power with respect to 54,896,309 shares, shared voting power with respect to 53,171,158 shares, sole dispositive power with respect to 136,704,229 shares, and shared dispositive power with respect to 21,358 shares, including the following AXA entities having sole voting and dispositive power: AXA, 37,756 shares, AXA Investment Managers—France, 1,367,943 shares; AXA Investment Managers—Hong Kong, 322,615 shares; AXA Investment Managers—Den Haag, 46,000 shares; AXA Investment Managers—U.K., 3,637,338 shares; and AXA Colonia Konzern AG (Germany), 60,000 shares; (b) AFI beneficially owns 131,253,935 of AT&T Wireless Stock, has sole voting power with respect to 49,424,657 shares, shared voting power with respect to 53,571,158 shares, sole dispositive power with respect to 131,232,577 shares, and shared dispositive power with respect to 21,358 shares; and (c) the following AFI subsidiaries beneficially own shares of AT&T Wireless stock: (i) Alliance Capital Management L.P. (130,308,035 shares, with sole voting power with respect to 49,417,757 shares, shared voting power with respect to 52,632,158 shares, sole dispositive power with respect to 130,286,6770 shares, and shared dispositive power with respect to 21,358 shares), and (ii) The Equitable Life Insurance Society of the United States (945,900 shares, with sole voting power with respect to 6,900 shares, shared voting power with respect to 939,000 shares, and sole dispositive power with respect to 945,900 shares. Addresses of the joint filers: IARD and AAVM, 21, rue de Chateaudun, 75009 Paris France; ACVAM, 100-101 Terrasse Boieldieu, 92042 Paris La Defense France; ACAM, 26, rue Louis le Grand, 75002 Paris France; and AFI, 1290 Avenue of the Americas, New York NY 10104.

3.
According to a Schedule 13G/A jointly filed on February 12, 2001 by AXA Assurances I.A.R.D. Mutuelle ("IARD"), AXA Assurances Vie Mutuelle ("AAVM"), AXA Conseil Vie Assurance Mutuelle ("ACVAM"), AXA Courtage Assurance Mutuelle ("ACAM"), AXA ("AXA"), and AXA Financial, Inc. ("AFI"): (a) IARD, AAVM, ACVAM, ACAM, and AXA each beneficially own 251,926,535 shares of Class A Liberty Stock and have sole voting power with respect to 101,846,151 shares, shared voting power with respect to 100,945,408 shares, sole dispositive power with respect to 251,658,296 shares, and shared dispositive power with respect to 268,239 shares, including the following AXA entities having sole voting and dispositive power: AXA Investment Managers—Hong Kong, 32,010 shares; AXA Investment Managers—U.K., 5,350 shares; AXA Investment Managers—Den Haag, 3,500 shares; and AXA Colonia Konzern AG (Germany), 2,000 shares; (b) AFI beneficially owns 251,883,675 shares of Class A Liberty Stock and has sole voting power with respect to 101,803,291 shares, shared voting power with respect to 100,945,408 shares, sole dispositive power with respect to 251,615,436 shares, and shared dispositive power with respect to 268,239 shares; and (c) the following AFI subsidiaries beneficially own shares of Class A Liberty Stock: (i) Alliance Capital Management L.P. (249,800,504 shares, plus an additional 400,000 shares which may be acquired upon exercise of options, with sole voting power with respect to 101,680,941 shares, shared voting power with respect to 98,984,587 shares, sole dispositive power with respect to 249,532,265 shares, and shared dispositive power with respect to 268,239 shares); and (ii) The Equitable Life Insurance Society of the United States (2,083,171 shares, with sole voting power with respect to 122,350 shares, shared voting power with respect to 1,960,821 shares, and sole dispositive power with respect to 2,083,171 shares). Addresses of the joint filers: IARD and AAVM, 21, rue de Chateaudun, 75009 Paris France; ACVAM, 100-101 Terrasse Boieldieu, 92042 Paris La Defense France; ACAM, 26, rue Louis le Grand, 75002 Paris France; and AFI, 1290 Avenue of the Americas, New York NY 10104.

4.
According to a Schedule 13G jointly filed on February 13, 2001, FMR Corp., Edward C. Johnson 3d, and Abigail P. Johnson, beneficially own and have sole dispositive power with respect to 30,912,803 shares of AT&T Wireless Stock; FMR Corp. has sole voting power with respect to 3,210,513 shares; and Edward C. Johnson 3d has sole voting power with respect to 76,000 shares. The following FMR Corp. subsidiaries have beneficial ownership: Fidelity Management & Research Company, 27,493,990 shares, with Edward C. Johnson 3d having sole dispositive power over such shares; and Fidelity Management Trust Company, 2,747,465 shares with Edward C. Johnson and FMR Corp. each having sole dispositive over such shares and sole voting power over 2,539,165 shares. Edward C. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the outstanding stock of FMR Corp. The Johnson family represents 49% of the voting power of FMR Corp. Edward C. Johnson 3d has sole voting and dispositive power over 76,000 shares. Fidelity International Limited is the beneficial owner of 595,348 shares and the Johnson family has voting power over 39.89% of the shares of Fidelity International Limited.

5.
According to a Schedule 13G filed on February 15, 2001, Janus Capital Corporation and Thomas H. Bailey beneficially own 120,095,676 shares of Class A Liberty Stock and have sole voting and dispositive power over all such shares. Thomas H. Bailey owns approximately 12.2% of Janus Capital Corporation, serves as President and Chairman of the Board, and may be deemed to have voting and dispositive power with respect to shares held by the managed portfolios of Janus Capital Corporation.

6.
According to a Schedule 13D filed on April 10, 1999 but reflecting subsequent two-for-one stock splits paid on June 11, 1999 and June 9, 2000, Gary Magness beneficially owns (a) 56,211,956 shares of AT&T common stock and has sole voting power with respect to 1,163,960 shares, shared voting power with respect to 40,866,614 shares, sole dispositive power with respect to 1,163,960 shares, and shared dispositive power with respect to 55,047,996 shares; (b) 131,965,136 shares of Class A Liberty Stock with sole voting power with respect to 2,609,400 shares, shared voting power with respect to 97,183,024 shares, sole dispositive power with respect to 2,609,400 shares, and shared dispositive power with respect to 129,355,736 shares; and (c) 93,954,636 shares of Class B Liberty Stock with sole voting power with respect to 1,472,428 shares, shared voting power with respect to 70,850,112 shares, sole dispositive power with respect to 1,472,428 shares, and shared dispositive power with respect to 92,482,208 shares. Gary Magness is the holder of a 50% membership interest in Magness Securities, LLC. The following shares beneficially owned by Magness Securities, LLC are reflected in full in Gary Magness' share information: 14,181,380 shares of AT&T common stock, 31,128,720 shares of Class A Liberty Stock, and 21,632,096 shares of Class B Liberty Stock.

7.
According to a Schedule 13D filed on April 10, 1999 but reflecting subsequent two-for-one stock splits paid on June 11, 1999 and June 9, 2000, Kim Magness beneficially owns (a) 56,089,908 shares of AT&T common stock and has sole voting power with respect to 15,223,292 shares, shared voting power with respect to 40,866,614 shares, sole dispositive power with respect to 1,041,912 shares, and shared dispositive power with respect to 55,047,996 shares; (b) 131,581,360 shares of Class A Liberty Stock with sole voting power with respect to 34,398,336 shares, shared voting power with respect to 97,183,024 shares, sole dispositive power with respect to 2,225,624 shares, and shared dispositive power with respect to 129,355,736 shares; and (c) 94,109,904 shares of Class B Liberty Stock with sole voting power with respect to 23,259,792 shares, shared voting power with respect to 70,850,112 shares, sole dispositive power with respect to 1,627,696 shares, and shared dispositive power with respect to 92,482,208 shares. Kim Magness is the manager and a holder of a 50% membership interest in Magness Securities, LLC. The following shares beneficially owned by Magness Securities, LLC are reflected in full in Kim Magness' share information: 14,181,380 shares of AT&T common stock, 31,128,720 shares of Class A Liberty Stock, and 21,632,096 shares of Class B Liberty Stock.

8.
According to a Schedule 13D filed on April 10, 1999 but reflecting subsequent two-for-one stock splits paid on June 11, 1999 and June 9, 2000, the Estate of Bob Magness beneficially owns (a) 40,866,614 shares of AT&T common stock with sole voting power and sole dispositive power with respect to all such shares; (b) 97,183,024 shares of Class A Liberty Stock with sole voting power, and sole dispositive power with respect to all such shares and (c) 70,850,112 shares of Class B Liberty Stock with sole voting power and sole dispositive power with respect to all such shares. Kim Magness and Gary Magness are the co-personal representatives of the Bob Magness Estate and share both voting and dispositive power over the shares held by the Bob Magness Estate.

9.
According to a Schedule 13D filed on April 10, 1999 but reflecting subsequent two-for-one stock splits paid on June 11, 1999 and June 9, 2000, Magness Securities, LLC beneficially owns (a) 14,181,380 shares of AT&T common stock with sole voting power and sole dispositive power with respect to all such shares; (b) 31,128,720 shares of Class A Liberty Stock with sole voting power and sole dispositive power with respect to all such shares; and (c) 21,632,096 shares of Class B Liberty Stock with sole voting power and sole dispositive power with respect to all such shares. Kim Magness is the manager and a holder of a 50% membership interest in Magness Securities, LLC. Gary Magness is also a holder of a 50% membership interest in Magness Securities, LLC.

  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange ("NYSE"), initial reports of ownership and reports of changes in beneficial ownership of such equity securities of the Company.

    To the Company's knowledge, based upon the reports filed and written representations that no other reports were required, during the fiscal year ended December 31, 2000, none of its Directors and executive officers failed to file on a timely basis reports required by Section 16(a) with the following exceptions: Kenneth T. Derr, two reports regarding two transactions; M. Kathryn Eickhoff, five reports regarding one holding and five transactions; Michael G. Keith, one report regarding one transaction; and Richard J. Martin, one report regarding one transaction.

RATIFICATION OF APPOINTMENT OF AUDITORS
(Item 2 on Proxy Card)

    Subject to shareholder ratification, the Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP ("PwC") as the independent auditors to examine the Company's financial statements for the year 2001. PwC has audited the Company's books for many years. Your Directors recommend that shareholders vote FOR such ratification. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. If the shareholders do not ratify this appointment, other independent auditors will be considered by the Board upon recommendation of the Audit Committee.

    Representatives of PwC are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

    For the year 2000, PwC also examined the financial statements of the Company's subsidiaries and provided other audit services to the Company and subsidiaries in connection with SEC filings, review of financial statements, and audits of pension plans.

DIRECTORS' PROPOSAL TO APPROVE AND ADOPT AN AMENDMENT TO OUR CHARTER TO ENABLE A MAJORITY OF THE VOTING POWER OF THE SHAREHOLDERS OF AT&T CORP. TO AUTHORIZE ANY MERGER, CONSOLIDATION, OR DISSOLUTION OF AT&T, OR ANY SALE, LEASE, EXCHANGE, OR OTHER DISPOSITION OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF AT&T

(Item 3 on Proxy Card)

    The Board of Directors recommends an amendment to the Company's charter to enable a majority, rather than two-thirds, of the voting power of the shareholders of AT&T Corp. to authorize any merger, consolidation, or dissolution of AT&T, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of AT&T. This amendment will insure that the AT&T shareholder approval process for any of these transactions will conform to that of most major modern corporations.

    AT&T is a New York corporation, governed both by the provisions of its charter and by the New York Business Corporation Law (BCL). Amendments to the BCL effective in 1998 provide that, for new corporations, the required shareholder vote to authorize these specified transactions is a majority of the outstanding voting power. This amendment also permits AT&T, or any other pre-existing New York corporation to amend its charter to reduce the shareholder vote required for such specified transactions to a majority of the outstanding voting power.

    Currently, a vote of two-thirds of the voting power of the shareholders of AT&T is required to authorize a merger or consolidation; sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company; or a dissolution of the Company. The Board recommends an amendment to the charter to permit authorization of any of these transactions by a vote of a majority of the voting power consistent with requirements for new corporations organized in New York and corporations in numerous other states.

    The Board believes this amendment is advisable because it would give the Company greater flexibility in approving any of these specified transactions, would limit the ability of a minority of the shareholders to block a transaction approved by the majority, and would make it easier to solicit the required positive votes to approve any of these transactions. Many states, including Delaware (the jurisdiction of the incorporation of many major corporations), only require a majority vote unless a company's certificate of incorporation provides to the contrary.

    The Board also believes that AT&T's extraordinarily broad shareholder base makes this amendment particularly appropriate and desirable for AT&T. Because AT&T has approximately 1.8 million registered shareholders, including approximately 1.5 million shareholders who hold fewer than 500 shares, AT&T typically experiences a lower percentage of shares voted at annual and special meetings than many major companies. This lower vote could make it difficult for AT&T to receive approval for any particular transaction that requires the approval of two-thirds of the total outstanding voting power, even if the vast majority of those shareholders voting are in favor of the transaction. Changing the required vote to a majority of the voting power will increase the likelihood of gaining approval for a transaction supported by most of the shareholders.

    AT&T has proposed a broad-ranging restructuring. Should it be determined, in connection with the restructuring or other future corporate actions, that a shareholder vote is required under any of the foregoing BCL provisions, the charter amendment would reduce the required vote from two-thirds to a majority of the voting power. Approval of the charter amendment will require the affirmative vote of a majority of the combined voting power of all outstanding shares of AT&T Corp. common stock, AT&T Wireless Group tracking stock, Liberty Media Group tracking stock, and DoCoMo wireless tracking stock voting together as a single class. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have the effect of a vote against the charter amendment proposal. Your Directors recommend a vote FOR the adoption of the proposed charter amendment.

DIRECTORS' PROPOSAL TO APPROVE THE AMENDED AT&T 1996 EMPLOYEE STOCK PURCHASE PLAN INCLUDING APPROVAL OF THE ISSUANCE OF AN ADDITIONAL 30,000,000 SHARES OF AT&T COMMON STOCK UNDER THE PLAN
(Item 4 on Proxy Card)

    The Company's 1996 Employee Stock Purchase Plan was initially adopted in 1996 and authorized the issuance of 75,000,000 shares of AT&T common stock (adjusted for the Company's three-for-two stock split paid on April 15, 1999.) The Board of Directors has approved, subject to shareholder approval, an Amended AT&T 1996 Employee Stock Purchase Plan (the "Plan"). If approved by shareholders, the Plan provides eligible employees (defined below) with an opportunity to purchase AT&T common stock (the "Common Stock") through payroll deductions. The Plan is intended to assist eligible employees in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code") to help eligible employees provide for their future security and to encourage them to remain in the employment of the Company and participating subsidiaries. A description of the Plan is outlined below. The full text of the Plan appears as Appendix B to this proxy statement, and the following outline is qualified in its entirety by reference to such text.

Shares Reserved for the Plan

    The aggregate number of shares of Common Stock, which may be purchased under the Plan during the period of July 1, 2001 through June 30, 2006, shall not exceed 30 million, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding Common Stock. Any such adjustment will be made by the Board. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Additionally, any shares remaining as of June 30, 2001 or the shares previously reserved to the AT&T 1996 Employee Stock Purchase Plan will continue to be available for issuance under the Plan through June 30, 2006. On January 1, 2001, 18,474,247 shares remained available for issuance under the AT&T 1996 Employee Stock Purchase Plan.

Eligible Participants

    All employees of the Company (or a subsidiary designated by the Company) are eligible if they meet certain conditions. To be eligible the employee must have completed one month of continuous employment. Part-time employees are eligible to participate.

    Approximately 160,000 employees would have been eligible to participate as of December 31, 2000.

    On the first day of each month beginning July 1, 2001, except as otherwise determined by the Committee (as defined herein), the Company shall grant options under the Plan. The term of each option shall end on the last day of the month containing the date on which the option was granted.

    Each eligible employee on a date of exercise shall be entitled to purchase shares of Common Stock at a purchase price equal to 85% of the average of the reported highest and lowest sale prices of shares of Common Stock on the NYSE on the applicable date of exercise. Dates of exercise shall take place on the last day of each month Common Stock is traded on the NYSE during the applicable option period.

    Payment for shares of Common Stock purchased under the Plan will be made by authorized payroll deductions from an eligible employee's Eligible Compensation (as defined herein) or, when authorized by the Committee, an eligible employee may pay an equivalent amount for such shares. "Eligible Compensation" means an eligible employee's total regular compensation payable from the Company or a participating subsidiary of the Company during an option period.

    Eligible employees who elect to participate in the Plan will designate a stated whole percentage equaling at least 1%, but no more than 10% of Eligible Compensation, to be deposited into a periodic deposit account. On each date of exercise, the entire periodic deposit account of each participant in the Plan is used to purchase whole and/or fractional shares of Common Stock. The Company shall maintain a stock purchase account for each participant to reflect the shares of Common Stock purchased under the Plan by each participant. No participant in the Plan is permitted to purchase Common Stock under the Plan at a rate that exceeds $25,000 in fair market value of Common Stock, determined at the time options are granted, for each calendar year.

    All funds received by the Company from the sale of Common Stock under the Plan may be used for any corporate purpose.

New Plan Benefits

    It is not possible to determine how many eligible employees will participate in the Plan in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of Common Stock that will be distributed under the Plan. On the average, approximately 5 million shares of Common Stock have been distributed annually during the prior five-year term of the Plan.

    The following table sets forth certain information with respect to shares purchased under the 1996 AT&T Employee Stock Purchase Plan during 2000 by the only one of the five most highly compensated executive officers who participated in the Plan, all current executive officers as a group, and all employees as a group (excluding executive officers.)

AMENDMENT TO
AT&T 1996 EMPLOYEE STOCK PURCHASE PLAN

Name and Position	Dollar Value (1)	Number of Shares Purchased
Daniel E. Somers President, AT&T Broadband	$7,661.00	451.444
All current executive officers as a group	$38,120.32	2,246.336
All employees as a group (excluding current executive officers)	$84,874,074.73	5,001,418.664

Footnotes:

1.
Based upon $16.97 per share, the fair value of AT&T common stock on December 29, 2000.

Tax Treatment

    The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in an offering under the Plan will not realize income at the time the offering commences or when the shares purchased under the Plan are transferred to him or her. If an employee disposes of such shares after two years from the date the offering of such shares commences and after one year from the date of the transfer of such shares to him or her, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the lesser of (i) the excess of the fair market value of such shares at the time of disposition over the purchase price, or (ii) 15% of the fair market value of such shares at the time the offing commenced. The employee's basis in the shares disposed of will be increased by an amount equal to the amount so includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of the disposition will be a capital gain or loss, either short term or long term, depending on the holding period for such shares. In such event, the Company (or the subsidiary by which the employee is employed) will not be entitled to any tax deduction from income.

    If any employee disposed of the shares purchased under the Plan within such two-year or one-year period, the employee will be required to include in income, as compensation for the year in which such disposition occurs, an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price. The employee's basis in such shares disposed of will be increased by an amount equal to the amount includable in his or her income as compensation, and any gain or loss computed with reference to such adjusted basis which is recognized at the time of disposition will be a capital gain or loss, either short-term or long-term, depending on the holding period for such shares. In the event of a disposition within such two-year or one-year period, the Company (or the subsidiary by which the employee is employed) will be entitled to a tax deduction from income equal to the amount the employee is required to include in income as a result of such disposition

    An employee who is a nonresident of the United States will generally not be subject to the U.S. federal income tax rules described above with respect to the shares of Common Stock purchased under the Plan.

Plan Administration and Termination

    The Board of Directors of the Company, or its delegate, shall appoint a committee (the "Committee"), which shall be composed of one or more employees, to administer the Plan on behalf of the Company. The Committee may delegate any or all of the administrative functions under the Plan to such individuals, subcommittees, or entities, as the Committee considers appropriate. The Committee may adopt rules and procedures not inconsistent with the provisions of the Plan for its administration. The Committee's interpretation and construction of the Plan is final and conclusive.

    The Board may at any time, or from time to time, alter or amend the Plan in any respect, except that, without approval of the shareholders of AT&T, no amendment may increase the number of shares reserved for purchase, or reduce the purchase price per share under the Plan, other than as described above.

    The Board shall have the right to terminate the Plan or any offering at any time for any reason. The Plan may continue in effect through June 30, 2006.

    Adoption of this proposal requires an affirmative vote of a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. Your Directors recommend a vote FOR the adoption of the Amended AT&T 1996 Employee Stock Purchase Plan.

SHAREHOLDER PROPOSALS

    AT&T receives many suggestions from shareholders, some as formal shareholder proposals. All are given careful consideration and adopted, if appropriate. After discussion with Company representatives and clarification of the Company's position, many proposals are withdrawn.

    Proponents of seven shareholder proposals have stated that they intend to present the following proposals at the annual meeting. Information on the shareholdings of the proponents is available by writing to: Manager — Proxy, AT&T Corp., 295 North Maple Avenue, Room 1216L2, Basking Ridge, New Jersey 07920-1002. The proposals and supporting statements are quoted below. The Board has concluded it cannot support these proposals for the reasons given.

Shareholder Proposal (Item 5 on Proxy Card)

Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, DC 20037, has resubmitted the following proposal:

"RESOLVED: "That the stockholders of A.T.T. assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

"(a)
The handing of contribution cards of a single political party to an employee by a supervisor.

"(b)
Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

"(c)
Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

"(d)
Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

"(e)
Placing a preponderance of contribution cards of one party at mail station locations."

"REASONS: "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclination. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not A.T.T.)." "And if the Company did not engage in any of the above practices, to disclose this to ALL shareholders in each quarterly report."

"Last year the owners of 114,659,023 shares, representing approximately 5.6% of shares voting, voted FOR this proposal.

"If you AGREE, please mark your proxy FOR this resolution."

    Your Directors recommend a vote against the above proposal.  Last year this proposal was defeated by more than 94% of the votes cast. The Board of Directors strongly believes that federal and state regulations, along with the Company's own policies and procedures, adequately address all issues raised by the proposal and that enactment of this policy would create an administrative burden that could hinder the Company's operations.

    The Company does not endorse or engage in activities that would coerce its employees to make political contributions. Moreover, the Company is required to comply with numerous federal and state laws and regulations that govern political contributions.

    As authorized by federal law, the Company sponsors a political action committee supported solely by contributions from employees. This provides an opportunity for employees to make voluntary contributions to support candidates and public officials whose views are consistent with the Company's long-term legislative and regulatory goals regarding the telecommunications industry or who represent the communities served by the Company and its subsidiaries. The Company has a strong record of supporting the political process in a bipartisan manner. The Company has established policies and procedures to ensure that employee contributions to the AT&T Political Action Committee are strictly voluntary. Contributions may not be solicited or secured through the use of job discrimination or financial reprisal, or the threat thereof, or as a condition of employment. The AT&T Political Action Committee is not affiliated with any political party or with any specific candidate for election.

    The Company believes that adoption of this proposal is contrary to the best interests of the Company and its shareholders and that the resolution is both unnecessary and administratively burdensome. Therefore, your Directors again recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 6 on Proxy Card)

Robert D. Morse, 212 Highland Ave., Moorestown, NJ 08057-2717, has resubmitted the following proposal:

"That the Officers and Directors consider the discontinuance of all bonuses immediately, and options, rights, SAR's, etc. after the termination of any existing programs to top management. I must also include any severance payment contracts, which overpay a person just to leave !

"This does not include any programs for employees.

"REASONS: Management and Directors are compensated enough to buy on the open market, just as You and I, if they are interested in the Company's success rather that cashing in as options etc., mature.

"Management is already well paid with base pay, life insurance, retirement plans, paid vacations, free use of vehicles, and other perks.

"Options, rights, SAR's, are available elsewhere, and a higher offer would induce transfers, not necessarily "attain and retain" qualified persons.

"Who writes the objections to my proposal ? Is it not the same persons who nominate and pay the directors who in turn will provide Management these exorbitant extras above a good base salary ? These persons are no providing us entertainment on an individual choice basis, as do athletes, move stars, and similar able performers.

"Align management with shareowners" is a repeated ploy or "line" to lull us as to continually increasing their take of our assets. Do we get any options to purchase at previous [presumed] lower rates, expecting prices to increase ?

"After taxes, present base salaries are way above the $200,000.00 our President receives, plus lodging, and Management only looks after a Company, not the USA, and some of the world problems. If they filled out a daily work or production sheet, what would it show ? Please mark your ballet "FOR" this proposal.

"If you saw a quarter on the ground, would you not pick it up ? SO, WHY NOT PICK UP BIG MONEY ? ! There are too many shareowner's who just "don't understand or care". Take this copy to your librarian for a few days, along with some fruit; I'm sure they can digest both.

"Thanks, and vote "FOR"–– "ABSTAIN" and "EXCEPT" are not deducted from "FOR", just left out."

    Your Directors recommend a vote against the above proposal.  In 2000, this proposal was defeated by more than 92% of the votes cast. The Compensation and Employee Benefits Committee of the Board, which is comprised solely of independent non-employee Directors, oversees the compensation of the Company's executive officers, and believes that AT&T's current compensation programs are effective at attracting, motivating, and retaining talented executives. Moreover, these programs are within the range of compensation offered by comparable telecommunications or cable companies as stated in the Committee report on compensation beginning on page   . Further, AT&T's incentive plans clearly consider performance. Bonus and other incentive compensation are significantly curtailed when performance criteria are not achieved.

    Elimination of incentives, either short-term or long-term, could adversely affect the Company's ability to compete for highly qualified employees and directors and adversely impact our ability to achieve the Company's financial and operational objectives. Removing the flexibility of the Board to oversee and manage compensation, as the shareholder proposes, would place the Company at a severe competitive disadvantage. The Board believes that this proposal is not in the best interests of the Company or its shareholders. Therefore, your Directors again recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 7 on Proxy Card)

Harold Roberts and Edythe E. Roberts, 3802 Devenport Court, Lake Worth, FL 33463-3043, have submitted the following proposal:

"As a stockholder I should like to present the following proposal to be voted upon by the stockholders.

"It's true that members of the board receive in addition to a regular fee, options, with the intention of giving them an interest in the company.

"Since board members are drawing their compensation from the company in addition to other income, they are not dependent upon this compensation for living expenses. Therefore, to give the board a personal interest, their compensation should be strictly in stock at the price on the day the compensation is issued. These stocks may not be vested until 3 years from the date of issue. It will put the board members, whom they represent, in the same position as the stockholders. Now they, as well as the stockholders, will have an investment to protect.

"When accepting the position on the board and putting their actual compensation on the line, it says they have the willingness and ability to contribute to the company's future. They will be watching more carefully and as a result there will be fewer surprises."

    Your Directors recommend a vote against the above proposal.  AT&T's philosophy and objectives for establishing Director compensation are consistent with its strategy for executive and employee compensation. The Company tries to set Director compensation at a level that enables the Board to attract highly talented members, while providing appropriate incentives for its Directors. The complexity of AT&T requires that the Board members have a broad range of experience and knowledge and are from a wide array of industries, and other institutions. As such, the compensation must be competitive and multi-faceted to attract highly qualified and diverse Directors.

    AT&T's Director compensation is regularly benchmarked against comparable corporations, and reviews by consultants ensure that the compensation is competitive. In recent years, AT&T has increased its emphasis on stock and stock options as an important element of Director compensation to reinforce the alignment of the Directors' interests with those of the shareholders. In fact, more than half of a Director's total compensation is in the form of AT&T stock. AT&T also implemented stock ownership requirements for Directors to ensure that our Board members' interests are aligned with the long-term interests of our shareholders.

    AT&T and the Board believe that the proposal would not enhance the effectiveness of the Board, and could, in fact, impair their ability to provide the best qualified candidates for service on the Board. Therefore, your Directors recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 8 on Proxy Card)

Richard A. Dee, 115 East 89th Street, New York, NY 10128, has submitted the following proposal:

"Stockholders of publicly-owned corporations do not 'elect' directors. Directors are 'selected' by incumbent directors and managements—stockholders merely 'ratify' or approve director selections much as they ratify selections of auditors.

"The term 'Election of Directors' is misused in corporate proxy materials to refer to the process by which directors are empowered. The term is inappropriate—and it is misleading. With no choice of candidates, there is no election.

"Incumbent directors are anxious to protect their absolute power over corporate activities. The root of that power is control of Corporate Governance—which is assured by control of board composition. Unfortunately, the 'Elective process rights' of stockholders are being ignored.

"Approval of this Corporate Governance proposal will provide AT&T stockholders with a choice of director candidates—an opportunity to vote for those whose qualifications and views they favor. And approval will provide stockholders with 'duly elected' representatives.

"In a democracy, those who govern are duly elected by those whom they represent—and they are accountable to their electors. Continuing in public office requires satisfying constituents, not just nominators. Corporate directors, some of whom divide their time between many boards, take office unopposed—and answer only to fellow directors.

"It is hereby requested that the Board of Directors adopt promptly a resolution requiring the Governance and Nominating Committee to nominate two candidates for each directorship to be filled by voting of stockholders at annual meetings. In addition to customary personal background information, Proxy Statements shall include a statement by each candidate as to why he or she believes they should be elected.

"As long as incumbents are permitted to select and to propose only the number of so-called "candidates" as there are directorships to be filled—and as long as it is impossible, realistically, for stockholders to utilize successfully what is supposed to be their right to nominate and elect directors—there will be no practical means for stockholders to bring about director turnover until this or a similar proposal is adopted. Turnover reduces the possibility of inbreeding and provides sources of new ideas, viewpoints, approaches.

"The 'pool' from which corporate directors are selected must be expanded from the current preponderance of chairmen and CEO's to include younger executives, including many more women, whose backgrounds qualify them particularly well to oversee a company's business activities and represent properly its stockholders.

"Although director nominees would continue to be selected by incumbents, approval of this proposal will enable AT&T stockholders to replace any or all directors if they become dissatisfied with them—or dissatisfied with the results of corporate policies and/or performance. Not a happy prospect even for those able to nominate their possible successors!

"The benefits that will accrue to AT&T stockholders from democratically-elected Directors who are willing to have their respective qualifications and views weighed carefully by stockholders far outweigh any arguments raised by those who are accustomed to being "selected"—and who are determined to maintain their absolute power over the Corporate Governance process. "Please vote FOR this proposal."

    Your Directors recommend a vote against the above proposal.  The nomination process for director candidates is far different from the political election process referenced by the proponent. In the political arena, multiple candidates for a single office may be drawn from different political parties and may express a variety of dissimilar views, thoughts, and opinions from a number of divergent constituencies or groups relative to local, state, regional, or national matters. On the other hand, under traditional corporate governance principles, in virtually all corporations, a single slate of candidates is recommended to the shareholders by the incumbent directors. The recommendation of these candidates is based on many business considerations not compatible with a competitive electoral process. In particular, the identification of distinguished business and other leaders who are willing to serve on a board such as AT&T's is an arduous one.

    Your Directors believe that a requirement that it find two individuals willing to undergo an annual election contest for each Board seat would significantly diminish your Company's ability to attract the most highly qualified candidates for Board service. In addition, such a practice could lead to excessive annual turnover in the Board's makeup, which could undermine the continuity and level of experience of the Board. Therefore, your Directors recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 9 on Proxy Card)

Ann M. Sink, 2724 Old Sugar Road, Durham, NC 27707; Walden Asset Management, 40 Court Street, Boston, MA 02108; Kathleen Ladd Ward, 121 Downer Avenue, Hingham, MA 02043; The Sinsinawa Dominicans, 7200 West Division Street, River Forest, IL 06305; Sisters of the Order of St. Dominic, 2025 East Fulton Street, Grand Rapids, MI 49503; and Society of St. Ursala, 50 Linwood Road, Rhinebeck, NY 12572, have submitted the following proposal:

"WHEREAS, the financial success and long-term viability of AT&T hinges on committed and motivated employees who provide strong and consistent customer service;

"AT&T has long been known for superior customer service. However, our company has seen accelerating customer losses in its core long distance business, while new customer additions to new businesses such as cable have materialized at a slower rate than management has forecast;

"In addition, AT&T's business decisions, including investment by current management in the pornographic Hot Channel have created public relations controversies and the threat of consumer boycotts. The Hot Channel shows X-rated pornography and has no stated limits on the types programs it will show;

"AT&T has been in a state of continual downsizing over much of the last decade. Most recently, the layoff of 10,000 employees was announced in 1998. Concerned employees have addressed stockholders at the last several annual meetings about the effect of job insecurity on employee morale. In addition, AT&T's management employees have sued the company for age discrimination after AT&T unilaterally implemented a cash balance pension plan that reduces the potential pension benefits for 30,000 veteran AT&T employees;

"Leading companies such as IBM, Bristol-Myers Squibb and Procter & Gamble all include various non-financial and social responsibility factors in the evaluation of corporate executives for the purposes of determining executive compensation;

"As of November 10, 2000, AT&T's total return was -28.1% since October 17, 1997, when Michael Armstrong became AT&T's CEO. During that same period, the S&P 500 Index rose 50.7% and the S&P 500 Telecommunications Index fell 19.6%;

"However, while tens of thousands of employees have lost their jobs and shareholders have been losing their money, AT&T's leaders have been making millions of dollars. According to Business Week, in 1999, CEO Armstrong's total compensation was $6.8 million. In 1998, he received $3.8 million in compensation. Business Week concluded that between 1997-99, Mr. Armstrong was among the lowest 30% of large company CEOs in terms of delivering corporate profits relative to the size of his pay package;

"RESOLVED, that shareholders request that the Board conduct a special executive compensation review that studies the following questions:

"1)
How to link executive compensation more closely to financial performance of the company, including performance relative to industry peers;

"2)
How to link a portion of executive compensation directly to customer satisfaction;

"3)
How to utilize employee satisfaction surveys in determining a portion of executive compensation;

"4)
Whether executive compensation should be frozen during periods of large-scale layoffs;

"A summary of this review, including any recommended changes to the current executive compensation policy, will be published in the report of the Compensation Committee to shareholders in next year's proxy.

"SUPPORTING STATEMENT

"AT&T's current executive compensation structure has failed to deliver the sort of performance that shareholders expect and deserve. It is time for a change. This resolution will focus management on improving customer satisfaction and employee morale, providing a foundation for renewed growth and vitality for AT&T."

    Your Directors recommend a vote against the above proposal.  The Company discloses executive compensation information annually in full compliance with SEC regulations. In accordance with these regulations, the Company provides all legally required, detailed information regarding the overall compensation programs and arrangements of the Chairman and Chief Executive Officer ("CEO"), as well as its other four most highly compensated executive officers. The Compensation and Employee Benefits Committee of the Board, which is comprised entirely of independent outside

Directors, is responsible for reviewing and approving the compensation for all executive officers of the Company and for recommending for Board approval, the compensation of the CEO. As stated in its report, beginning on page   , its determinations include consideration of a variety of factors, including financial performance, customer value and employee satisfaction, as well as other qualitative and operational factors, in ensuring compliance with applicable laws and Company practices.

    This proposal attempts to impose additional disclosure obligations, beyond what is required by law and beyond what other companies customarily disclose. In addition, the proposal attempts to require the Committee and the Board to standardize future analyses in a manner that would limit the Committee's discretion and reduce its ability to exercise its judgment. The Board believes that the existing disclosure process fairly and appropriately explains the compensation of AT&T's executive officers and provides the shareholders with adequate information to evaluate the Company's use of different forms of compensation to attract, motivate, and retain key employees. Given the Committee's ongoing review and analysis of executive compensation, the Company does not believe that it is in the best interests of shareholders to adopt this proposal. Therefore, your Directors recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 10 on Proxy Card)

Domini Social Investments, 536 Broadway, 7th Floor, New York, New York 10012-3915, has submitted the following proposal:

"AT&T Employee Pension Plan

"Whereas

  •
  "AT&T announced a conversion from their traditional defined benefit pension plan to a cash balance plan as of July 1997. The method of conversion to the cash balance plan has the potential to dramatically reduce the pension of 30,000 AT&T employees. AT&T froze the traditional pension plan benefits as of 1997, ignoring any salary increase after 1997. Under this conversion, some AT&T employees (particularly longer service employees) may experience a period of time (up to 13 years documented) when no new pension benefits are accrued. By depriving older workers of the benefit of their increased years of service and their peak earning years, employers break the explicit promises made in the traditional defined benefit pension plan.

  •
  "Top executives also enjoying a non-qualified pension plan, plus stock options for the bulk of their retirement package are less affected. AT&T stated in the 1999 Shareholder booklet, that their intent is to "provide competitive compensation to the employees and executives who continue to serve the Company."

  •
  "The AT&T employees, conscious of an AT&T brand that took tens of millions of shareholder dollars to establish, chose to avoid the adverse effect of negative publicity by expressing their concerns to Executives via email and by establishing an educational employee web-site, http://att.nac.net. Unlike IBM and Bell Atlantic that have both offered concessions, and Kodak, Citibank and Aetna that have offered to "grandfather" affected employees, AT&T has offered no such concessions.

  •
  "The employees in AT&T's Management Pension Plan filed a class action lawsuit against AT&T in August 1998. The lawsuit, presently in the discovery phase, alleges that AT&T violated ERISA and The Age Discrimination in Employment Act in implementing a 1997 conversion to a cash balance pension plan. Legal experts predict that the appellate courts may make the final judgment on this lawsuit. AT&T's potential liability to more than 30,000 employees over age 40 is estimated to be in the billions of dollars.

  •
  "The American Association of Retired Persons (AARP) has filed an amicus brief on behalf of the suing AT&T employees, and in Congressional testimony, called for a full investigation to determine whether cash balance plans violate age discrimination laws.

  •
  "AT&T Executives responded 2 years later in January 2000, stating that "Our transition to cash balance helped address the varying needs of our employees, since generally, cash balance pays greater benefits prior to meeting the minimum age and service requirements and after about age 60." However, less than 3% of AT&T employees historically remain after age 60. How will AT&T retain talented, trained employees without offering incentives when times get tough?

"Resolved: the shareholders request that the AT&T Board of Directors adopt the following policy: All employees vested as of Jan 1, 1998 will have the choice of either (1) the long-promised traditional pension plan with base window updates no less than every three years; or (2) the cash balance plan."

    Your Directors recommend a vote against the above proposal.  In 1997, AT&T changed the AT&T Management Pension Plan ("the Plan") from a traditional defined benefit pension plan to a cash balance plan since AT&T needed to remain competitive. Changing the Plan brought AT&T in line with other Fortune 500 companies and was inevitable for several reasons. First, AT&T was one of the last major companies to provide unreduced pensions at age 55. Second, it is unlikely the Company could have continued to update the traditional pension formula as it had in the past. Management considered the issues and concluded that cash balance was the best approach for employees, the Company and its shareholders.

    With cash balance, an employee's pension is expressed in total dollars, so it is easier to understand and appreciate its value. An employee's cash balance account grows with pay credits and interest credits each year. The Management Pension Plan uses a progressive scale for pay credits, unlike some other cash balance plans, which use a flat rate. The percentage of pay credited to an employee's account increases from 3% under 30 years of age, gradually rising to 10% after age 54. An employee also has more pension payout options, including the ability to roll over pension assets to a new employer's retirement plan or an IRA.

    This proposal is based on the faulty premise that AT&T took away "long promised" benefits when it changed to the Cash Balance formula. This is simply not accurate. Rather, employees retained all the benefits accrued under the Plan through the date of the change. In addition, to transition employees to Cash Balance, the Company did not simply freeze traditional pension plan benefits the employees had earned to date, which it could have lawfully done. Instead, the Company added a "Special Update" transition benefit to the traditional pension formula, which on average yielded a 25% improvement for long-service employees. Because employees are legally protected against cutbacks in accrued pension benefits, employees who retire and elect monthly pension payments will receive the higher monthly benefit calculated under either the Special Update formula or the Cash Balance formula.

    Although four employees are pursuing a lawsuit against AT&T alleging that AT&T violated the Employee Retirement Income Security Act of 1974, as amended (ERISA) and The Age Discrimination in Employment Act by amending the Plan to incorporate the Special Update and the Cash Balance formula, AT&T believes it has meritorious defenses to this lawsuit. In fact, the court hearing the case has already dismissed a number of the claims as lacking any legal merit. Moreover, it is up to the court, not the employees or shareholders, to decide any appropriate remedy if it finds any technical violations in AT&T's cash balance design.

    In summary, AT&T is committed to providing its employees with a total compensation and benefits package that is competitive and that serves to attract and retain the best performers. To do so, AT&T will continue to review its plans and programs, and make changes where appropriate. Management and the Board are committed to a cash balance pension plan design, as it better reflects the reality of today's marketplace, both in terms of employee career expectations and the competitiveness of our total compensation programs. Furthermore, the proposal to offer choice is inappropriate for our Company and its employees, and unnecessary considering the significant increase of the Special Update transition benefit and the availability of the higher monthly pension benefit upon termination of employment. Therefore, your Directors recommend that shareholders vote AGAINST this proposal.

Shareholder Proposal (Item 11 on Proxy Card)

Steve J. Stefan and Marcia A. Stefan, 704 Grafton Avenue, Dayton, Ohio 45460, have submitted the following proposal:

"Whereas, some people are inclined to engage in sexual activity with members of the opposite sex, some people are inclined to engage in sexual activity with members of their own sex, some people are inclined to engage in sexual activity with members of both sexes.

"Whereas, the terms "sexual orientation" and "sexual preference" are broad terms that could encompass all of the interests described above.

"Whereas, certain sexual practices are legally proscribed in every state in the United States.

"Resolved, The shareholders request the Board of Directors to amend AT&T's Equal Opportunity Statement and eliminate the words "sexual preference or orientation."

"Supporting Statement: The sexual interest and activities of our employees are a private matter, not a corporate concern. Unless these interest and activities violate the law, they should remain private."

    Your Directors recommend a vote against the above proposal.  The Board of Directors believes that adoption of this proposal would negatively impact our workplace environment and that the resolution would not be in the best interests of the Company.

    AT&T has a long standing policy of non-discrimination in the workplace and abides by applicable federal, state, and local laws. Our corporate policy is, in part, "to prohibit unlawful discrimination or harassment because of race, color, creed, religion, national origin, citizenship, sex, marital status, age, physical or mental disability, sexual orientation, or because of one's status as a special disabled veteran or veteran of the Vietnam era, in any employment decision or in the administration of any personnel policy." The primary purpose of this policy is to foster an inclusive workplace which does not subject any of our employees to abuse, harassment, or discrimination.

    We strive to foster an atmosphere of respect for responsible opinions and views of all kinds, crossing the full spectrum of beliefs and issues. We also strive to create an environment that enhances creativity and innovation where our employees work well together to better serve our customers. This helps us attract talented individuals to become employees and to contribute fully to meeting our business objectives. We believe this is in the best interests of AT&T, our employees, our customers, and our shareholders. Therefore, your Directors recommend that shareholders vote AGAINST the above proposal.

    Approval of the preceding shareholder proposals would require a majority of the votes cast. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

ADVANCE NOTICE PROCEDURES

    Under the Company's By-Laws, no business may be brought before an annual meeting except as specified in the notice of the meeting (which includes shareholder proposals that the Company is required to set forth in its proxy statement under SEC Rule 14a-8) or as otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 90 or more than 120 days prior to the first anniversary of the preceding year's annual meeting. These requirements are separate and apart from and in addition to the SEC's requirements that a shareholder must meet to have a shareholder proposal included in the Company's proxy statement under SEC Rule 14a-8.

    A copy of the full text of the By-Law provisions discussed above may be obtained by writing to AT&T's Office of the Corporate Secretary.

SUBMISSION OF SHAREHOLDER PROPOSALS

    Shareholder proposals may be submitted for inclusion in AT&T's 2002 proxy material after the 2001 Annual Meeting, but must be received no later than 5:00 p.m. EST on November 28, 2001. Proposals should be sent via registered, certified, or express mail to: Vice President - Law and Secretary, AT&T Corp., 32 Avenue of the Americas, New York, New York 10013-2412.

OTHER MATTERS TO COME BEFORE THE MEETING

    In addition to the matters described above, there will be an address by the Chairman of the Board and a general discussion period during which shareholders will have an opportunity to ask questions about the business. In the event that any matter not described herein may properly come before the meeting, or any adjournment thereof, the Proxy Committee will vote the shares represented by it in accordance with its best judgment. At the time this proxy statement went to press, the Company knew of no other matters that might be presented for shareholder action at the meeting.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation and Employee Benefits Committee ("Committee") is composed of six independent non-employee Directors. The Committee is responsible for setting and administering executive officer salaries, the annual bonus, and long term incentive plans that govern the compensation paid to all senior managers of the Company, except that the Board (other than Directors who are employees) is responsible for setting and administering salaries and the annual bonus of the Named Officers in the Summary Compensation Table based upon recommendations of the Committee. The Committee held six meetings during 2000, including both regularly scheduled and special meetings and actions by unanimous written consent.

Compensation Philosophy and Objectives

    AT&T operates in an extremely competitive and rapidly changing industry. The Company believes that its executive compensation programs should be designed to attract and retain executives who possess the high-quality skills and talents necessary to transform the business. The Company's compensation philosophy seeks to provide a strong link between an executive's total earnings opportunity and the short-term and long-term performance of the Company based on the achievement of pre-determined financial targets, operational goals, service quality, and customer satisfaction relative to the Company's competitors as well as an individual's contributions.

Compensation Components and Practices

    The Company's executive compensation program consists of three key components: (1) base salary; (2) short-term incentives, i.e., annual bonus; and (3) long-term incentives, i.e., performance shares, stock options, and restricted stock/units. The Committee relies on independent compensation consultants, published compensation studies, and proxy data to compare executive compensation to market data of similarly sized companies in the telecommunications industry, as well as other industries in which the Company competes for products, services, and talent to develop a competitive compensation program. This is a broader and more diverse set of companies than those included in the Performance Graph on page   . The policies and the basis for determining executive compensation and specifically that of the Chairman of the Board and Chief Executive Officer, Mr. Armstrong, are described below:

  (1) Base Salary

    The Committee establishes the salary ranges for each of the executive officer positions based upon the job responsibilities and scope, level of expertise and experience required, strategic impact of the position, overall business performance, and individual contributions, as well as competitive compensation of similarly positioned executives in comparable companies. Surveys conducted by external compensation consultants provide the market data utilized by the Committee annually as part of the determination of the executive compensation structure. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both market movement and Company performance.

    The Committee presents the salary recommendations for the Named Officers to the non-employee Directors for approval. These salary recommendations are based on the executive's contribution to the Company, experience, expertise, and relative position against competitive market rates. No individual performance matrices or pre-established weightings are given to each factor.

  (2) Annual Incentives

    The annual bonus for the Chairman and for the other Named Officers is (i) 0.4% of the Company's net cash provided by operating activities for the annual performance period, divided by the total number of Named Officers with respect to such period, or (ii) a lesser amount based on factors including the Company's performance relative to pre-set financial, employee, customer, and individual performance targets applicable to bonuses set for other executive officers.

    The annual bonus for other executive officers is based on the Company's financial and key non-financial results as measured against pre-set targets for revenue growth, earnings as measured by operational net income, and other qualitative measures in areas such as customer and employee satisfaction. Targets for these measures were reviewed and approved by the Committee.

  (3) Long-Term Incentives

    Long-term incentives including stock options, long-term performance incentive awards, and restricted stock or restricted stock units provide a mechanism to reward executive officers for maximizing long-term shareholder value. Grants of stock options and performance shares are made annually under the AT&T 1997 Long Term Incentive Program as amended ("1997 LTIP"). The size of these annual grants is based on competitive market grant levels for similar positions. The size of previous grants and the number of shares held by an executive generally are not considered in determining annual award levels. Stock option awards and performance share awards are based on creating incremental shareholder value or on the attainment of cumulative, three-year financial targets. Grants of restricted stock or restricted stock units are made on a selective basis for purposes of retention or reward for outstanding performance. In total, these awards represent a significant portion of the total compensation opportunity provided to executive officers.

    Stock ownership guidelines were established in 1998 for executives to more closely align their interests with those of the shareholders. The guidelines provide that within a five-year time period executives should attain an investment interest in AT&T stock or stock units of one to five times their base salary, depending upon the executive's position and scope of responsibilities.

    Performance Shares:  Performance shares, that are units equivalent in value to shares of AT&T common stock, are awarded annually based on surveys of competitive market grant levels for similar positions. The value of the payout to each such executive for the performance period is (i) 0.13% of the Company's net cash provided by operating activities for each year in the performance period, divided by the total number of Named Officers receiving such payouts, or (ii) a lesser amount, based on factors that include targets for the Company's earnings and revenue established for performance shares for the three-year performance period.

    The Company's performance share program was tied to three-year relative total shareholder return ("TSR") as measured against a peer group of industry competitors. TSR equals the sum of the appreciation in the price of AT&T common stock plus dividends paid over the period. Because of the continuing consolidation in the industry and among the peer group companies, and AT&T's continuing transformation into an all-distance company, as well as the ongoing difficulty of setting viable long-term financial targets for measurement purposes, the Committee approved, in 2000, a parallel set of measures to be used for all outstanding performance share cycles (1998-2000, 1999-2001, and 2000-2002.) The additional measurements for the performance share program are tied to a combination of three-year cumulative Earnings Per Share ("EPS") and revenue results against pre-established targets and relative TSR, as measured against the S&P 500 peer group companies. Depending on the level of performance against the three-year goals, performance share payouts can range between 0% and 200% of the target award, as shown in the table on page   . No more than 100% of target can be awarded and paid out based on achievement of the Company's EPS and revenue measures. Award payouts in excess of 100% but no greater than 200% of target can only be attained if AT&T's TSR ranks above the 75th percentile when measured against the peer group. The performance shares are valued based upon the market price of the Company's common stock at the end of the performance period. In addition to the extra measures, the Committee approved calculating the performance shares based on the greater performance results of either set of measures. Based on the Company's performance for the period covering 1997-1999, payable in 2000, no performance shares were earned by the executive officers as reported in the Summary Compensation Table on page   .

    Stock Options:  Stock options are granted annually to executive officers based on surveys of competitive grant levels for similar positions. Like performance shares, the magnitude of such awards is determined annually by the Committee. Stock options are granted with an exercise price equal to or greater than the fair market value of AT&T common stock on the day of grant, and become exercisable after the expiration of a period of time, typically between one and four years, and continue to be exercisable until ten years from the date granted. Such stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless AT&T common stock appreciates during the term of the option.

    In 2000, the Company completed the largest initial public offering ("IPO") to date and created the AT&T Wireless Group tracking stock, trading as symbol AWE on the NYSE. In order to balance executive interests appropriately and to reward key executives for contributing to the success of the AT&T Wireless Group, stock options in AWE were granted to the Named Officers and other key executives of the Company.

    Restricted Stock:  Restricted stock and restricted stock unit awards are granted from time to time to executive officers, primarily for purposes of retention. Restricted stock is subject to forfeiture and may not be disposed of by the recipient until certain restrictions established by the Committee lapse. Recipients of restricted stock are not required to provide consideration other than the rendering of services or the payment of any minimum amount required by law.

Compensation for the Chairman and Chief Executive Officer

    During 2000, the Company's most highly compensated officer was C. Michael Armstrong, Chairman and Chief Executive Officer. Mr. Armstrong's 2000 performance was reviewed by the Committee, discussed by the non-employee Directors, and reviewed with the Board. The Committee's recommendations to the Board concerning the annual cash component (base salary and annual bonus) of Mr. Armstrong's compensation and the Board's approval of the annual component and his long-term component (performance shares and stock options) were based on the considerations discussed below.

    Base Salary:  Mr. Armstrong's base salary was established at the time of his hire based on competitive market rates for a chief executive with his experience and record of accomplishment and had not been increased since his date of hire. As specified in Mr. Armstrong's employment agreement, the Committee reviews Mr. Armstrong's salary annually in comparison with the salaries of chief executive officers of other Fortune 20 companies, industry competitors, and selected other large market-capitalized companies during its annual compensation survey and review process. Effective March 1, 2000, Mr. Armstrong's salary was increased to $1.8 million from $1.4 million based on the recommendation to the Board by the Committee. The Committee's recommendation was driven by several important considerations such as the overall complexity involved in transforming AT&T to an any-distance company, unprecedented competition in the marketplace, and the leadership provided by Mr. Armstrong since joining the Company.

    Annual Bonus:  After determining the maximum award payable to Mr. Armstrong based on the Company's net cash provided by operating activities, the Committee exercised its discretion in determining the actual bonus payable based on achievement of pre-set performance targets related to revenue growth and earnings, as well as performance goals for service quality, customer satisfaction, and operational measures. Based on the Company's failure to achieve certain targeted performance against financial measures described above, and the level of achievement on certain qualitative objectives, the Board authorized a total annual bonus for Mr. Armstrong of $650,000, or 25% of his target annual bonus. In a year that included the challenge of integrating several major strategic acquisitions, the establishment of a joint venture with British Telecommunications plc, and the launch of the largest IPO in corporate history with the creation of the AT&T Wireless Group tracking stock, Mr. Armstrong continued to demonstrate his vision and leadership at a time of unprecedented turmoil in the telecommunications industry. Despite disappointing financial performance in 2000, Mr. Armstrong's leadership is critical as the Company continues to transform itself as a communications leader.

    Long-Term Incentives:  In January 2000, the Board granted Mr. Armstrong an option on 419,200 shares of AT&T common stock, which becomes exercisable in 2001, 2002, 2003, and 2004. In order for Mr. Armstrong to realize the value indicated in the Option/SAR Grants in 2000 table on page    , the Company's stock price would produce a corresponding aggregate pre-tax gain of more than $145 billion for the Company's shareholders when compared to the closing price on March 1, 2001. The Committee also granted Mr. Armstrong 59,300 performance shares for the 2000-2002 cycle as described in the Long-Term Incentives section above.

    In recognition of the incremental responsibilities associated with the AT&T Wireless Group, the Board granted (in April 2000) an option on 1,237,400 shares of AT&T Wireless Group tracking stock which becomes exercisable in 2000, 2001, 2002, and 2003. These special grants represented the projected value of target stock option awards in AWE for 2000 and the next two performance years were awarded as an additional incentive to ensure the success of the Wireless IPO and to obtain a more even balance between the AT&T common stock and AT&T Wireless Group tracking stock in Mr. Armstrong's long-term incentive portfolio.

    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies, such as AT&T, for compensation in excess of $1 million paid to the corporation's Chief Executive Officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Elements of compensation under the annual bonus and long-term incentive plans qualify for exemption from the annual limit on tax deductibility under Section 162(m) of the Internal Revenue Code. In addition, the Company has a salary and incentive award deferral plan that permits compensation deferred under the plan to be exempt from the limit on tax deductibility.

            The Compensation and Employee
            Benefits Committee

            George M.C. Fisher, Chairman
            Kenneth T. Derr
            Amos B. Hostetter, Jr.
            Donald F. McHenry
            Louis A. Simpson
            Michael I. Sovern

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE The Audit Committee ("Committee") consists of the following members of the Company's Board of Directors: Michael I. Sovern (Chairman), Kenneth T. Derr, Ralph S. Larsen, M. Kathryn Eickhoff, Donald F. McHenry, and Louis A. Simpson. Each member of the Committee is independent as defined under the New York Stock Exchange listing standards. The Committee operates under a written charter adopted by the Board of Directors, which is included in this proxy statement as Appendix A.

    The primary function of the Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the Corporation's financial matters. The Committee's primary responsibilities are to: (1) monitor the integrity of AT&T's financial reporting processes and systems of internal controls regarding finance, accounting, security, environmental and legal compliance, and information systems; (2) monitor the independence and performance of AT&T's independent public accountants and the Internal Audit department; (3) provide direction and oversight of the Business Ethics and Conduct function; and (4) facilitate and maintain an open avenue of communication among the Board of Directors, Senior Management, the Internal Audit department, and the independent public accountants.

II. REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS The Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2000, with the Company's management. The Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Committee has discussed the independence of PricewaterhouseCoopers LLP with that firm.

    Based on the Committee's review and discussions noted above, the Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report to Shareholders, which is incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

III. PRICEWATERHOUSECOOPERS LLP INFORMATION Fees related to services performed by PricewaterhouseCoopers LLP in 2000 are as follows:

($ in thousands)
Audit Fees	$7,860
Financial Information System
Design and Implementation
All Other Fees
– Tax services, statutory services, and regulatory and other SEC filing requirements and matters	28,184
– Other	22,714

Total	$58,758

    The Audit Committee has considered whether the provision of services other than audit services is compatible with maintaining PricewaterhouseCoopers' LLP independence.

Submitted by:
Michael I. Sovern (Chairman) Kenneth T. Derr Ralph S. Larsen	M. Kathryn Eickhoff Donald F. McHenry Louis A. Simpson

FIVE-YEAR PERFORMANCE COMPARISON

The graph below provides an indicator of cumulative total shareholder returns for AT&T common stock compared with the S&P 500 Stock Index and the Peer Group(1)

	Dec-95	Dec-96	Dec-97	Dec-98	Dec-99	Dec-00
AT&T Corp.	100	98	147	186	190	66
S&P 500	100	123	164	211	255	232
Peer Group	100	108	154	261	335	219

Explanation

The graph assumes $100 invested on December 31, 1995 in AT&T common stock, the S&P 500 Index, and Peer Group common stock with the reinvestment of all dividends, including the Company's distribution to shareholders of Lucent common stock on September 30, 1996 and NCR common stock on December 31, 1996(2). For the purpose of this chart, the Lucent and NCR distributions are treated as nontaxable cash dividends that would have been converted into additional AT&T shares at the close of business for Lucent on September 30, 1996 and at the close of business for NCR on December 31, 1996. The number of shares of AT&T common stock outstanding and per share data have been adjusted to reflect the three-for-two stock split paid on April 15, 1999.

Footnotes

1.
The Peer Group is composed of the largest companies worldwide that compete against the Company in its industry segments of telecommunications and cable television services. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The Peer Group is comprised of the following companies: BellSouth Corporation; British Telecommunication plc (American Depository Receipt—"ADR"); Cable & Wireless plc (ADR); Cablevision Systems Corporation, Class A; Comcast Corporation, Class A; Qwest Communications International Inc. (formerly U.S. West, Inc.); SBC Communications Inc.; Sprint Corporation (FON Group); Verizon Communications Inc. (formerly Bell Atlantic) (the Peer Group also includes through June 30, 2000, the common stock of GTE Corporation, which was merged into Verizon Communications Inc. effective on such date); Vodafone Group plc (ADR); and WorldCom Inc. (formerly MCI WorldCom, Inc.).

2.
Data Source: S&P Computstat

  SUMMARY COMPENSATION TABLE

		Annual Compensation(2)			Long-Term Compensation(2)
					Awards(4)				Payouts
							Options/SARs(#)
Named Officers and Principal Position(1)	Year	Salary($)	Bonus($)	Other Annual Compen- sation(3) ($)	Restricted Stock Award(s)(5) ($)		AT&T	Wireless	LTIP Payouts(6) ($)	All Other Compen- sation(7) ($)
C. Michael Armstrong	2000	1,700,000	650,000	737,723	0		419,200	1,237,400	0	171,368
Chairman of the	1999	1,400,000	2,258,000	683,284	0		573,410	0	0	275,100
Board and CEO	1998	1,400,000	1,900,150	507,338	0		450,000	0	0	2,490,806
John D. Zeglis	2000	975,000	1,075,000	922,121	0		0	2,400,000	0	126,855
Chairman & CEO	1999	850,000	1,335,400	1,199,880	6,107,250	(a)	667,500	0	1,036,838	41,224
AT&T Wireless Group	1998	700,000	950,100	563,906	0		157,500	0	605,782	47,601
Daniel E. Somers	2000	800,000	100,000	240,875	474,750	(b)	235,000	271,200	0	82,129
President & CEO	1999	556,250	706,900	172,800	3,897,863	(a)	546,500	0	1,062,444	76,847
AT&T Broadband	1998	500,000	542,900	71,202	0		99,000	0	730,148	65,681
Charles H. Noski	2000	730,980	233,000	494,313	0		0	271,300	0	6,131,811
Sr. Executive Vice	1999	0	0	0	24,405,177	(c)	1,403,126	0	0	0
President & CFO	1998	0	0	0	0		0	0	0	0
Frank Ianna	2000	618,750	250,000	215,475	564,425	(b)	199,100	244,100	0	80,074
Executive Vice	1999	497,250	612,900	185,414	3,897,863	(a)	405,000	0	402,426	16,077
President - AT&T	1998	414,000	540,000	105,121	0		78,000	0	228,206	24,788
Network Services

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2000, as measured by salary and bonus.

2.
Compensation deferred at the election of Named Officers is included in the category (e.g., bonus, LTIP payouts,) and year it would have otherwise been reported had it not been deferred.

3.
Includes (a) payments of above-market interest on deferred compensation, (b) dividend equivalents paid with respect to long-term incentive compensation paid during the year, and (c) tax payment reimbursements. In addition, for Mr. Armstrong, includes in 2000, 1999, and 1998, $55,364, $54,146, and $32,785, respectively, for personal use of corporate aircraft and in 1998, $14,790 for personal use of a Company-provided leased automobile. For Mr. Noski, includes $69,212 for personal use of corporate aircraft in 2000.

4.
All share and per share amounts have been adjusted to reflect the Company's April 15, 1999, 3-for-2 stock split. All stock options awarded in 2000 include both options exercisable for AT&T Common Stock and Wireless Group tracking stock.

5.
(a) On January 29, 1999, Messrs. Zeglis, Somers, and Ianna, received a special award of restricted stock units of 102,000; 65,100; and 65,100 units, respectively. The value of these awards, as of the original grant date, is reflected in the table. These units vest upon the earlier of retirement or attainment of age 65 and carry penalties for competition and other specified adverse activities. Dividends on the units are paid in cash to Messrs. Zeglis, Somers, and Ianna.

  (b)  On January 31, 2000, Messrs. Somers and Ianna, received a special award of restricted stock units of 9,000 and 10,700 units, respectively. The value of these awards, as of the original grant date, is reflected in the table. These units vest fully on January 31, 2003. Dividends on the units are paid in cash to Messrs. Somers and Ianna.

  (c)  On December 10, 1999, the Committee granted Mr. Noski an award of 310,648 restricted shares and 117,513 restricted stock units to replace grants from Hughes Electronics Corporation ("Hughes") which were forfeited upon his termination from Hughes. The value of these awards, as of the original grant date, is reflected in the table. The vesting schedule for these grants mirrors that applicable to the original grants from Hughes. 81,766 of the restricted shares vested October 17, 2000 and 96,274 of the restricted shares vested December 10, 2000. Of the remaining 132,608 restricted shares vest 123,816 on October 17, 2001 and 8,792 on October 17, 2002. The restricted stock units vested 19,899 units on February 28, 2000, 10,279 units on April

  7, 2000, 13,488 units on May 1, 2000. Of the remaining 73,847 restricted stock units, 19,899 units vest February 26, 2001, 10,279 units vest April 7, 2001, 13,489 units vest May 1, 2001, 19,900 units vest February 26, 2002 and 10,280 units vest April 7, 2002. Dividends on the restricted shares and dividend equivalents on the restricted units are paid to Mr. Armstrong and Mr. Noski in cash.

  The aggregate number (and value) of each of the Named Officers at December 31, 2000 for outstanding restricted stock and restricted stock unit awards was: Mr. Armstrong 352,269 ($6,098,657); Mr. Zeglis 120,000 ($2,077,500); Mr. Somers 89,100 ($1,542,544); Mr. Noski 206,455 ($3,574,252); and Mr. Ianna 75,800 ($1,312,288).

6.
Includes distributions in 1998, and 1999 to Mr. Zeglis of performance shares or stock units as to which three-year performance periods ended December 31, 1997, and December 31, 1998, respectively. Includes distributions in 1998 and 1999 to Messrs. Somers, and Ianna, of stock units as to which three-year performance criteria, in recognition of the Company's restructuring and the difficulty of setting long-term financial targets while the restructuring was in progress, were deemed to have been met at the target level.

7.
In 2000, includes (a) Company contributions to savings plans (Mr. Armstrong $6,800, Mr. Zeglis $6,800, Mr. Somers $6,800, and Mr. Ianna $6,800); (b) dollar value of the benefit of premiums paid for split-dollar life insurance policies (unrelated to term insurance coverage) projected on an actuarial basis (Mr. Armstrong $110,267, Mr. Zeglis $92,100, Mr. Somers $59,162, Mr. Noski $5,213, and Mr. Ianna $59,425); (c) payments equal to lost Company savings match caused by IRS limitations (Mr. Armstrong $49,601, Mr. Zeglis $27,944, Mr. Somers $16,167, and Mr. Ianna $13,490); (d) temporary accommodation expenses, commutation, interest and COBRA payments to Mr. Noski of $336,384; (e) $1,061,964 special hiring bonus preserving forfeitures from his prior employer; and (f) special payments to Mr. Noski of $4,211,250 as described on pages    of his employment agreement. In addition, for Mr. Armstrong, includes a $2,293,714 Company-paid premium in 1998 to purchase a split-dollar survivorship insurance policy insuring Mr. Armstrong and his spouse, as specified in his employment agreement described on page       . Interest was accrued on the $2,050,000 base amount from Mr. Armstrong's hire date of October 17, 1997 through November 6, 1998, the date of the premium payment, at the interest rate in effect for the Senior Management Incentive Award Deferral Plan in 1998.

AGGREGATED OPTION/STOCK APPRECIATION RIGHTS
("SAR") EXERCISES IN 2000 AND YEAR-END VALUES(1)
AT&T Common Stock

					Exercisable/Unexercisable
			Exercisable/Unexercisable
							$ Value of Wireless In-the-Money Options/SARs at Year End
Name(2)	Number of Shares Acquired on Exercise	$ Value Realized	Number of AT&T Unexercised Options/SARs at Year End	Number of Wireless Unexercised Options/SARs at Year End	$ Value of AT&T In-the-Money Options/SARs at Year End
C. Michael Armstrong	0	0	648,410 1,769,200	38,150 1,199,250	$ $	0 0	$ $	0 0
John D. Zeglis(3)(4)	77,124	$4,660,561	1,202,185 720,000	375,000 2,025,000	$ $	338,991 0	$ $	0 0
Daniel E. Somers	10,000	$338,958	207,500 852,000	16,950 254,250	$ $	0 0	$ $	0 0
Charles H. Noski	0	$0	439,042 964,084	15,900 255,400	$ $	0 0	$ $	0 0
Frank Ianna	0	0	315,519 630,102	13,775 230,325	$ $	0 0	$ $	0 0

Footnotes

1.
All share and per share amounts have been adjusted to reflect the Company's April 15, 1999 3-for-2 stock split.
2.
Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2000, as measured by salary and bonus.
3.
A portion of the outstanding AT&T stock options for Mr. Zeglis were converted in connection with the Company's restructuring into a combination of adjusted AT&T options and SARs exercisable with respect to Lucent and/or NCR shares. This balancing of risk and opportunity among the three companies mirrored the impact that the restructuring had on the Company's shareholders. The conversion was awarded to Mr. Zeglis by virtue of his membership on the Transition Steering Committee, the charter of which was to ensure the creation of three healthy independent companies as a result of the restructuring. Consistent with accounting principles governing such conversion, the adjusted options and SARs retain the same term and vesting provision as the original options.
4.
For Mr. Zeglis, includes exercises in 2000 of Lucent SARs.

LONG-TERM INCENTIVE PLANS- AWARDS IN 2000

			Estimated Future Payouts Under Non-Stock Price Based Plans
		Performance Period Until Maturation or Payout
Name(1)	Number of Performance Shares		Threshold (#)	Target (#)(2)	Maximum (#)
C. Michael Armstrong	59,300	2000-2002	14,825	59,300	118,600
John D. Zeglis	0
Daniel E. Somers	21,800	2000-2002	5,450	21,800	43,600
Charles H. Noski	18,900	2000-2002	4,725	18,900	37,800
Frank Ianna	14,300	2000-2002	3,575	14,300	28,600

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2000, as measured by salary and bonus.
2.
In January 2000, the Performance Share Awards listed in the table were made. If they remain Named Officers at December 31, 2002, the payout value of these awards to Messrs. Armstrong, Somers, Noski, and Ianna would be (i) 0.13% of the Company's net cash provided by operating activities for each year in the performance period, divided by the total number of Named Officers receiving payouts for the period ending December 31, 2002, or (ii) a lesser amount, based on factors such as targets for the Company's earnings, return to equity, cash flow, and total shareholder return for the period.

OPTION/SAR GRANTS IN 2000

	Individual Grants in AT&T Common Stock
Name(1)	Number of Securities Underlying Options/ SARs Granted(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(4) ($)
C. Michael Armstrong	419,200	0.56%		45.4375	2/28/10		$6,413,760
John D. Zeglis	0	0		0	0		0
Daniel E. Somers(3)	81,000 154,000	0.11 0.21	% %	50.8750 45.4375	1/31/10 2/28/10	$ $	1,241,730 2,356,200
Charles H. Noski	0	0		0	0		0
Frank Ianna(3)	98,000 101,100	0.13 0.14	% %	50.8750 45.4575	1/31/10 2/28/10	$ $	1,502,340 1,546,830

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2000, as measured by salary and bonus.
2.
Options granted for AT&T Common Stock become exercisable to the extent of one-fourth of the grant on the first, second, third and fourth anniversaries of the grant date, respectively.
3.
On January 31, 2000, Messrs. Somers and Ianna were awarded a special stock option grant, exercisable for AT&T Common Stock of 81,000 and 98,000 shares respectively. These grants vest fifty percent of the shares on the first and second anniversary dates of the grant.
4.
The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy of valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on January 31, 2000: an option term of 4 years, volatility of 31.00%, dividend yield at 1.70%, and interest rate of 6.67%. The following assumptions were made for purposes of calculating the Grant Date Present Value on the grants awarded on February 28, 2000: an option term of 5 years, volatility of 31.00%, dividend yield at 1.70%, and interest rate of 6.71%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

OPTION/SAR GRANTS IN 2000

Individual Grants in AT&T Wireless Stock
Name(1)	Number of Securities Underlying Options/ SARs Granted(2)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value(4) ($)
C. Michael Armstrong(3)	1,084,800 152,600	1.41 0.20	% %	29.5000 29.5000	4/27/10 4/27/10	$ $	15,816,384 2,224,908
John D. Zeglis(3)	900,000 1,500,000	1.17 1.95	% %	29.5000 29.5000	4/27/10 4/27/10	$ $	13,122,000 21,870,000
Daniel E. Somers(3)	203,400 67,800	0.26 0.09	% %	29.5000 29.5000	4/27/10 4/27/10	$ $	2,965,572 988,524
Charles H. Noski(3)	207,700 63,600	0.27 0.08	% %	29.5000 29.5000	4/27/10 4/27/10	$ $	3,028,266 927,288
Frank Ianna(3)	189,000 55,100	0.25 0.07	% %	29.5000 29.5000	4/27/10 4/27/10	$ $	2,755,620 803,358

Footnotes

1.
Includes Chairman of the Board and Chief Executive Officer and the four other most highly compensated individuals who were executive officers of AT&T at the end of 2000, as measured by salary and bonus.
2.
Options granted for Wireless Common Stock become exercisable to the extent of 25% of the grant on the six month anniversary of the grant date and 6.25% on each quarter thereafter.
3.
On April 27, 2000, Messrs. Armstrong, Zeglis, Somers, Noski and Ianna were awarded a special stock option grant, exercisable for Wireless Common Stock of 1,084,800; 900,000; 203,400; 207,700; and 189,000 shares respectively. These grants vest one-third on each of the first, second and third anniversary dates of the grant.
4.
The Black-Scholes option pricing model was chosen to estimate the Grant Date Present Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy of valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: an option term of 4 years, volatility of 55.00%, dividend yield at 0%, and interest rate of 6.56%. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    AT&T entered into an employment agreement with Mr. Armstrong dated October 17, 1997. The agreement provided for an initial base salary of $1,400,000 per year. It also provided for a guaranteed annual incentive award for the 1998 performance year of no less than 100% of his then base salary, and for 1998 and 1999 performance shares/stock units granted under the 1997 LTIP, a guaranteed grant value equivalent to no less than 100% of his base salary at the time of grant. Mr. Armstrong was eligible for annual stock option awards commencing in 1998 in accordance with the Committee-approved compensation structure for such years.

    To address certain forfeitures experienced when Mr. Armstrong left his previous employer, the Company paid a premium of $2,050,000 to purchase a split-dollar survivorship insurance policy insuring Mr. Armstrong and his spouse. Such policy will, upon the death of the last surviving insured, provide insurance proceeds equal to the sum of the face amount of the policy and the policy's cash value. An amount equal to the policy face amount shall be payable to Mr. Armstrong's beneficiaries or to a trust which may be established to own Mr. Armstrong's interest in such policy. The balance of the proceeds will be paid to the Company, and, from its share of the death benefit, the Company will pay a Company-paid death benefit to Mr. Armstrong's beneficiaries equal to the death benefit received by the Company, minus the Company-paid premium. The face amount of such split-dollar survivorship insurance policy will be determined in accordance with the underwriting requirements of the insurance company providing such coverage based on the Company's premium payment of $2,050,000 and additional premium payments, if any, that Mr. Armstrong may become eligible for under any similar program adopted by the Company for its senior executives and in which Mr. Armstrong elects to participate.

    In accordance with his employment agreement, Mr. Armstrong was also granted AT&T restricted stock, AT&T restricted stock units, and AT&T stock options under the 1997 LTIP to replace similar grants forfeited from his prior employer and to provide strong incentives to create shareholder value for AT&T shareowners.

    Details of these grants follow:

  1.
  Mr. Armstrong was granted 157,995 shares of AT&T restricted stock, of which 86,288 shares vested in 1998 and 1999. The remaining 71,707 shares vest as follows: 27,441 shares on January 1, 2000; 16,415 shares on May 1, 2000; 12,423 shares on October 17, 2000; 3,007 shares on May 1, 2001; and 12,421 shares on October 17, 2001.
  2.
  Mr. Armstrong was also granted 336,841 AT&T restricted stock units, which vest on October 1, 2003, assuming continued employment, with a guarantee that, in the event the fair market value of the AT&T shares furnished to Mr. Armstrong on October 1, 2003 is less than $10,000,000, such shortfall will be made up in cash by the Company. In the event of (a) a Change in Control (as defined) on or before April 1, 2002 and a subsequent (within 3 years) Company-initiated termination for other than "cause" (as defined) or Constructive Termination Without Cause (as defined) or (b) Mr. Armstrong's death, special vesting rules apply.
  3.
  Mr. Armstrong was granted an option to purchase, within ten years, 1,125,000 shares of AT&T common stock, with a purchase price of $29.6876 per share. These options vest one-third each on October 17, 2000, 2001, and 2002, based on continued employment.

    As part of his employment agreement, the Company entered into a supplemental pension arrangement with Mr. Armstrong. Pursuant to such arrangement, Mr. Armstrong will receive an annual benefit (as defined in the employment agreement) commencing at his retirement at or after age 65. Such benefit will vest 20% per year on each of the first five anniversaries of his hire, and will be payable in actuarially-reduced amounts for retirement and commencement prior to age 65. Pension benefits payable under this arrangement will be paid out of the Company's operating income, and will be offset by (1) all amounts actually received by Mr. Armstrong under any other Company qualified or non-qualified retirement plan or arrangement, and (2) the greater of (a) $655,642 or (b) the actual pension benefits to be paid to Mr. Armstrong with respect to that year by his prior employers under their qualified and non-qualified defined benefit plans. In addition, Mr. Armstrong will be entitled to certain other post-retirement benefits that are generally made available from time to time to retired executive officers and service-pension-eligible senior managers.

    Mr. Armstrong's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Armstrong's death, his beneficiaries or estate will be entitled to his base salary through the end of his month of death, his target annual incentive award for the year of death, a lump sum payout at target for each open long-term incentive program performance cycle, and payment of survivor benefits under his supplemental pension arrangement which vests 100% at his death. All outstanding unvested stock options will vest and together with already vested options will be exercisable for the remainder of the original term of each grant; restrictions on the restricted stock granted as part of his agreement will lapse; restricted stock units granted in his agreement will be payable in accordance with the schedule established in his Restricted Stock Unit Award Agreement (20% to 100% of units granted will be payable, depending on the date of death) in the event of his death prior to the vesting of such restricted stock units on October 1, 2003.

    Mr. Armstrong's agreement also provides that in the event his employment is terminated as a result of disability (as defined), he shall be entitled to receive disability benefits in accordance with the long-term disability program then in effect for Senior Managers. In addition, base salary, annual incentive, stock options, restricted stock, and restricted stock units shall be treated in the same manner as described above in the case of death. Treatment of long-term incentives will be as described above in the case of death, provided, however, payment will be in accordance with the terms of the plan instead of a lump sum. Pension benefits under his supplemental pension arrangement will vest and will be offset by any Company-provided disability benefits.

    In the event of a termination for "cause" (as defined) or in the event of a voluntary resignation, other than a termination due to death or disability or a Constructive Termination (as defined) without "cause" or retirement on October 31, 2003, Mr. Armstrong will forfeit all restricted stock and restricted stock units as to which restrictions have not lapsed, long-term incentives with respect to uncompleted performance cycles, outstanding stock options which are not exercisable, and any pension benefit not yet vested under his Supplemental Pension Arrangement. He will receive base salary through his date of termination, and vested stock options shall remain exercisable for 90 days after termination or until the originally scheduled expiration date, if earlier.

    In the event of a Company-initiated termination for other than "cause" or in the event of a Constructive Termination without "cause," neither of which follow within three years of a Change in Control (as defined), Mr. Armstrong will be provided the following: base salary through the date of termination, a prorated annual incentive award at target for the year of termination, a 24-month continuation of monthly base salary, or at his option, the lump-sum present value of such payments (using the short-term Treasury bill rate for the month of termination); two times the target annual incentive award for the year of termination payable over 24 months, or at his option, the lump-sum present value of such payments (using the short-term Treasury bill rate for the month of termination); and payout at target for each open long-term incentive program performance cycle in accordance with the plan or in a lump sum as described above. In addition, all outstanding unvested stock options will vest and together with already vested options will be exercisable for the remainder of the original term of each grant; restrictions on the restricted stock granted as part of his agreement will lapse; and his supplemental pension benefit shall fully vest. For a period of 24 months following his termination, or, if earlier, until he receives equivalent coverage and benefits from another employer, Mr. Armstrong will be entitled to continued participation in AT&T's benefit plans and programs.

    In the event of Mr. Armstrong's retirement as of October 31, 2003, he will be entitled to payment of his supplemental pension and will be treated in accordance with the plans, programs, and practices applicable to retired Senior Managers.

    Mr. Armstrong's agreement provides that in the event of a Change in Control, all amounts and benefits to which he is entitled but are not yet vested (except with respect to his restricted stock unit grant which is governed by the terms of the grant agreement) shall become fully vested. In addition, in the event of a Company-initiated termination or a Constructive Termination without "cause" following a Change in Control, he shall be entitled to the benefits described above in connection with a Company-initiated termination without "cause" or a Constructive Termination without "cause" not associated with a Change in Control provided, however: (1) the number of months associated with salary, annual incentive, and benefits continuation shall be 48 months, and such amounts will be payable as a lump sum as soon as practicable after his termination; and (2) restricted stock units granted in his agreement will be payable in accordance with the schedule established in his Restricted Stock Unit Award Agreement (25% to 100% of units granted will be payable, depending on date of termination). In the event the payments in this paragraph are determined to constitute a payment under Section 280G(b)(2) of the Internal Revenue Code and such payment is subject to an excise tax under Section 4999 of the Code, the Company will provide Mr. Armstrong with a tax gross-up payment to negate the excise tax.

    In the event of any termination described above, Mr. Armstrong or his estate shall also be entitled to the unpaid balance of any incentive awards for completed performance periods, any expense reimbursements due him, and other benefits in accordance with applicable plans and programs.

    AT&T entered into an employment agreement with Mr. Somers dated as of April 1997. The agreement provided for an initial base salary of $500,000. It also provided for a guaranteed annual incentive award for 1997 performance of no less than 80% of his then base salary prorated for his partial service in 1997. Mr. Somers was also provided 17,400 performance shares covering the 1997-1999 performance period and an option to purchase, within ten years, up to 129,000 shares of AT&T common stock with a purchase price of $24.0417 per share. These options vest one-third each on June 1, 1998, 1999, and 2000, based on continued employment.

    To address certain forfeitures experienced when Mr. Somers left his previous employer and to incent him to join the Company, the agreement provided for (i) a payment of $238,000 to replace a forfeited bonus from his prior employer; (ii) a payment of $337,000 to replace forfeited spread on stock options of his prior employer; (iii) a signing bonus of $200,000; and (iv) two awards each consisting of 17,400 performance shares/stock units for the 1995-1997 and 1996-1998 performance periods, respectively.

    As part of his employment agreement, the Company entered into an arrangement with Mr. Somers that will provide him with certain benefits in the event that he terminates his employment after ten years of employment for any reason other than death or Company-initiated termination for "cause." Pursuant to such arrangement, he will be entitled to a death benefit of two and one-half times base salary under the Company's life insurance program for Senior Managers and for Company-sponsored medical coverage.

    In the event Mr. Somers is terminated by the Company, at any time for any reason other than "cause" or "long-term disability" (as both terms are defined in the agreement) or in the event of self-initiated termination by Mr. Somers for "good reason" (as defined in the agreement) following a Change in Control, Mr. Somers will be provided the following: immediate vesting and continuation of all Stock Options granted under the agreement as if he were eligible for Company post-retirement benefits, and continuation of vesting and/or exercisability of all long-term incentive awards granted in 1998 and later years under the terms and conditions applicable to Senior Managers terminating employment with eligibility for post-retirement benefits.

    In the event Mr. Somers is terminated by the Company at any time within five years of his date of hire for any reason other than "cause" or "long-term disability" or in the event of self-initiated termination by Mr. Somers for "good reason" following a Change in Control, Mr. Somers will be provided the following: a severance benefit, payable over twelve months, equivalent to the greater of $900,000 or 100% of the sum of his annual base salary plus target annual incentive awards in effect at termination; a prorated target annual incentive for his year of termination and continuation of all performance shares/stock units granted under the agreement under the terms and conditions applicable to Senior Managers terminating employment with eligibility for post-retirement benefits.

    AT&T entered into an employment agreement with Mr. Noski dated December 8, 1999. The agreement provided for an initial base salary of $750,000 per year. It also provided for a guaranteed annual incentive award for the 2000 performance year of no less than 100% of his then base salary, three separate performance shares/stock unit awards under the 1997 LTIP for 20,657, 20,287, and 21,330 for performance periods ending December 31, 1999, 2000, and 2001, respectively. Mr. Noski was also provided an option to purchase, within 10 years, 86,000 shares of AT&T common stock with a purchase price of $57.3438 per share, and was granted 18,900 performance shares/stock units covering the 2000-2002 performance period in accordance with the Committee-approved compensation structure for 2000. The stock options vest in three equal annual installments, beginning December 10, 2002, based on continued employment.

    To address certain forfeitures experienced when Mr. Noski left his previous employer and to incent him to join the Company, the agreement provided for (i) a special lump sum cash payment of $1,561,250 payable within 30 days from hire, and (ii) a signing bonus of $2,000,000, 50% paid within 30 days of hire and the remaining 50% paid after six months from his date of hire.

    In accordance with his employment agreement, Mr. Noski was also granted AT&T restricted stock, AT&T restricted stock units, and AT&T stock options under the 1997 LTIP to replace similar grants forfeited from his prior employer and to provide strong incentives to create shareholder value for AT&T shareowners.

    Details of these grants follow:

  1.
  Mr. Noski was granted 214,374 shares of AT&T restricted stock, of which 81,766 shares vested in 2000. The remaining 132,608 shares vest as follows: 123,816 shares on October 17, 2001 and 8,792 shares on October 17, 2002.
  2.
  Mr. Noski was also granted 117,513 AT&T restricted stock units, of which 43,666 vested in 2000. The remaining 73,847 stock units vest as follows: 19,899 on February 26, 2001, 10,279 on April 7, 2001, 13,489 on May 1, 2001, 19,900 on February 26, 2002, and 10,280 on April 7, 2002, assuming continued employment.
  3.
  Mr. Noski was granted an option to purchase, within ten years, 1,317,126 shares of AT&T common stock, with a purchase price of $57.3438 per share. These options vest one-third each on December 10, 2000, 2001, and 2002, based on continued employment.
  4.
  To offset certain vested stock option gains forfeited by Mr. Noski when he left his previous employer, the Company granted him 96,274 shares of AT&T restricted stock, of which 100% vested in 2000.

    As part of his employment agreement, Mr. Noski entered into a supplemental pension arrangement with the Company. Pursuant to such arrangement, Mr. Noski will receive an annual benefit (as defined in the employment agreement) commencing at his retirement at or after age 65. Such benefit will vest at age 57 and will be payable in actuarially-reduced amounts for retirement and commencement prior to age 65. Pension benefits payable under this arrangement will be paid out of the Company's operating income, and will be offset by all amounts actually received by Mr. Noski under any other Company qualified and non-qualified retirement plan or arrangement, and the actual pension benefits to be paid to Mr. Noski with respect to that year by his prior employer under their qualified and non-qualified defined benefit plans. In addition, Mr. Noski will be entitled to certain other post-retirement benefits that are generally made available from time to time to retired executive officers and service-pension-eligible senior managers.

    Mr. Noski's agreement provides for certain entitlements in the event of his termination from AT&T under specified circumstances. Pursuant to his agreement, in the event of Mr. Noski's termination resulting from death or disability, Mr. Noski, his beneficiaries, or estate will be entitled to his target annual incentive award for the year in which his death or disability resulted in his termination of employment (prorated for the total period of eligibility calculated as of his date of death or disability termination), the continuation of the vesting and distribution of actual payout for each open long-term incentive program performance share/stock unit cycle, and payment of survivor benefits under his supplemental pension arrangement based on the amount of the benefits accrued, but not vested, as of the date of termination for death or disability. All outstanding unvested stock options will continue to vest, and together with already vested options, will be exercisable for the remainder of the original term of each grant; all outstanding unvested restricted stock and restricted stock units will be payable in accordance with the schedule established in his Restricted Stock and Restricted Stock Unit Award Agreements.

    In 1997, the Company adopted the Special Executive Severance Plan ("Severance Plan") for members of the Operations Team as constituted at that time and certain members of the Senior Management Team (a total of ten executives, seven of whom remain with the Company). Under the Severance Plan, if covered executives (i) are terminated by the Company for other than "cause" (as defined in the Severance Plan) or (ii) self-initiate termination for "good reason" (as defined in the Severance Plan), they will be provided a severance payment equivalent to two times the sum of base salary plus target annual incentive in effect at termination. The severance amount payable may be deferred for up to five years with five annual payments thereafter and will be credited with interest based on the interest rate formula in effect for the Senior Management Incentive Award Deferral Plan on the Severance Plan effective date. In addition, covered executives who terminate under the terms of the Severance Plan will be entitled to certain other post-termination benefits that are generally made available from time to time to retired executive officers and service-pension-eligible senior managers.

PENSION PLANS

    The Company maintains the AT&T Management Pension Plan, a non-contributory pension plan which covers all management employees, including the Named Officers listed in the Summary Compensation Table. The normal retirement age under this plan is 65; however, retirement before age 65 can be elected under certain conditions.

    The AT&T Management Pension Plan was amended in 1997 to update the adjusted career average pay formula for computing pensions. Effective August 1, 1997, the adjusted career average pay formula was 1.6% of the average annual pay for the three years ending December 31, 1996, times the lesser of (a) 105% of the number of years of service prior to January 1, 1997 or (b) the number of years of service prior to January 1, 1997 plus one. Only the basic salary was taken into account in the formula used to compute pension amounts for the Named Officers and other senior managers under the adjusted career average pay formula. No service or compensation after December 31, 1996 was used in calculating an employee's normal retirement benefit under the adjusted career average pay formula.

    Effective January 1, 1998, the AT&T Management Pension Plan was further amended to convert the plan to a cash balance design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) a pay credit based on the participant's age and eligible pay for that year, and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the adjusted career average pay formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial pay credit was made as of January 1, 1998 based on the participant's eligible pay for 1997, and the initial interest credit was made as of January 1, 1998 based on the conversion benefit. Only basic salary is considered eligible pay under the cash balance design for the Named Officers and other senior managers. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement. A participant's benefit under the plan after conversion to the cash balance design will be no less than the benefit calculated under the career average pay formula as adjusted in 1997.

    Federal laws place limitations on pensions that may be paid from the pension trust related to the AT&T Management Pension Plan. Pension amounts based on the AT&T Management Pension Plan formula which exceed the applicable limitations will be paid as an operating expense.

    The Company also maintains the AT&T Non-Qualified Pension Plan. Under the plan, annual pensions for Messrs. Armstrong, Zeglis, Somers, Ianna, and Noski, and other senior managers are computed based on actual annual bonus awards under the Company's Short Term Incentive Plan. Pension benefits under this plan will commence at the same time as benefits under the AT&T Management Pension Plan. The annual pension amounts payable under this plan are equal to no less than the greater of the amounts computed under the Basic Formula or Alternate Formula which were amended in 1997 and are described below.

Basic Formula

    For the three-year period ending December 31, 1996, 1.6% of the average of the actual annual bonus awards times the lesser of (a) 105% of the number of years of service prior to January 1, 1997 or (b) the number of years of service prior to January 1, 1997 plus one.

Alternate Formula

    The excess of (a) 1.7% of the adjusted career average pay over (b) 0.8% of the covered compensation base times the lesser of (i) 105% of the number of years of service prior to January 1, 1997 or (ii) the number of years of service prior to January 1, 1997 plus one, minus the benefit calculated under the AT&T Management Pension Plan formula (without regard to limitations imposed by the Internal Revenue Code). For purposes of this formula, adjusted career average pay is the average annual compensation for the three-year period ending December 31, 1996, without regard to the limitations imposed by the Internal Revenue Code. The covered compensation base used in this formula is the average of the maximum wage amount on which an employee was liable for Social Security Tax for each year beginning with 1961 and ending with 1996. In 1996, the covered compensation base was $27,600.

    No service or compensation after December 31, 1996 is used to calculate an employee's normal retirement benefit under the Basic Formula or Alternate Formula.

    Effective January 1, 1998, the AT&T Non-Qualified Pension Plan was further amended to convert the plan to a cash balance pension design. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each year a participant's cash balance account is credited with (a) an award credit based on the participant's age and short-term award paid in that year and (b) an interest credit based on the participant's account balance as of the end of the prior year. Effective January 1, 1998, an eligible participant's cash balance account received an initial credit based on a conversion benefit equal to the participant's normal retirement benefit under the Basic Formula described above multiplied by a conversion factor based on the participant's age as of December 31, 1996. The initial award credit was made as of January 1, 1998 based on the participant's short-term award paid in 1997 and the initial interest credit was made as of January 1, 1998 based on the conversion benefit. Interest credits are calculated at the effective annual rate of 7% for calendar years 1997, 1998, 1999, and 2000. Under the cash balance design, a participant's benefit is determined by projecting interest credits to his or her cash balance account to age 65, converting the projected cash balance account to an annuity, and reducing that annuity for early commencement in the same manner as under the AT&T Management Pension Plan.

    Senior Managers, including Mr. Zeglis, and certain other management employees who are hired at age 35 or over, are covered by a supplemental AT&T Mid-Career Pension Plan. For qualified managers retiring with at least five years at a senior level, the plan provides additional credits at approximately one-half the rate in the AT&T Management Pension Plan. The number of credits is equal to the lesser of (1) actual years of net credited service at retirement, or (2) the employee's age at the time of hire minus 30. In addition, the AT&T Mid-Career Pension Plan was amended to provide that liability with respect to senior managers actively employed on January 1, 1998 be transferred to the AT&T Non-Qualified Pension Plan and converted to cash balance as described above.

    Pension amounts under the AT&T Management Pension Plan formula, the AT&T Non-Qualified Pension Plan, or the AT&T Mid-Career Pension Plan are not subject to reductions for Social Security Benefits or other offset amounts. If Messrs. Armstrong, Zeglis, Somers, Ianna, and Noski continue in the positions as previously stated and retire at the normal retirement age of 65, the estimated annual pension amount payable under the AT&T Management Pension Plan formula and the AT&T Non-Qualified Pension Plan would be $465,000, $1,369,700, $740,900, $1,015,400, and $1,134,600, respectively. Amounts shown are straight life annuity amounts not reduced by a joint and survivorship provision which is available to these officers.

    In 1997, the Company began purchasing annuity contracts to satisfy its unfunded obligations to retired senior managers under the AT&T Non-Qualified Pension Plan. In the event the Company purchases an annuity contract for any of the Named Officers, the pension payments for such officer will vary from that set forth above. In such instance there would be a tax gross-up payment to the officer, and annuity benefits paid by the annuity provider will be reduced to offset the tax gross-up payment. The after-tax pension benefit will be the same as the after-tax benefit the participant would otherwise have received under the AT&T Non-Qualified Pension Plan. Receipt of the annuity is contingent on the signing of a two-year non-competition agreement which, should competitive activity occur within the two-year period, gives the Company the right to seek injunctive relief and to recapture any amounts already paid out under the annuity contract.

    In 1997, the Company entered into a supplemental pension arrangement with Mr. Zeglis. Pursuant to Mr. Zeglis's arrangement, if employment is terminated for any reason other than (i) Company- initiated termination for "cause" (as defined in the arrangement) or (ii) self-initiated termination prior to age 52 for other than "good reason" (as defined in the arrangement), he will be entitled to the supplemental pension. Under the supplemental pension arrangement, Mr. Zeglis is entitled to pension benefits determined under the then-existing Company qualified and non-qualified pension formulas, using January 1, 1973 as a date of hire, and subject to a minimum amount. Pension benefits payable under this arrangement will be paid out of the Company's operating income, and will be offset by all amounts actually received by Mr. Zeglis under any then-existing Company qualified and/or non-qualified retirement plans. In addition, Mr. Zeglis will be entitled to certain other post-retirement benefits that are generally made available from time to time to retired executive officers and service-pension-eligible senior managers. Pursuant to the supplemental pension arrangement for Mr. Zeglis, if he continues in the position previously stated and retires at the normal retirement age of 65, the estimated annual supplemental pension amount, in addition to the pension payable under the AT&T Management Pension Plan and AT&T Non-Qualified Pension Plan described above, would be $140,900.

    In 1997, the Company also entered into a special individual non-qualified supplemental retirement arrangement with two executive officers including Mr. Ianna. Under this agreement, on November 1, 1997 a deferred account (hereinafter "Deferred Account") was credited with an initial balance of two times base pay. The Company shall credit interest to the Deferred Account as of the end of each calendar quarter at a rate equal to one-quarter of the average 30-Year Treasury Bond Rate in effect for the last previous quarter. Pursuant to the arrangement, if (i) employment is terminated by the Company for any reason other than "cause" prior to the vesting date or (ii) employee self-initiates termination prior to the vesting date for "good reason" (as defined in the arrangement), he will be entitled to the Deferred Account. The vesting date for the officer named above is the sixth anniversary of the "effective date" (as defined in the arrangement). The Deferred Account will be maintained as a bookkeeping account on the records of the Company and the named officers have no present ownership right or interest in the Deferred Account, or in any assets of the Company with respect thereto.

    As part of his employment agreement as described above, the Company entered into a supplemental pension arrangement with Mr. Armstrong in 1997. Pursuant to Mr. Armstrong's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement, which supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, would be $846,600.

    As part of his employment agreement as described above, the Company entered into a supplemental pension arrangement with Mr. Noski in 2000. Pursuant to Mr. Noski's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated pension amount payable under the agreement, which supplements the annual pension amount payable under the AT&T Management Pension Plan and the AT&T Non-Qualified Pension Plan, would be $             .

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

    On March 19, 1999, AT&T loaned the amount of $2,000,000 to David Dorman, who was subsequently elected President of AT&T on December 1, 2000. The loan, which was interest free and was repaid in full on January 19, 2001, was made for the purpose of permitting Mr. Dorman to repay loans made to him by a previous employer. In addition, on December 28, 2000, AT&T made a second interest free loan to Mr. Dorman in the amount of $3,790,520.99. The purpose of the loan was to provide funds for Mr. Dorman to pay taxes resulting from his election under Section 83(b) of the Internal Revenue Code to include in his 2000 taxable wage base the fair market value of 540,540 restricted shares of AT&T common stock that were granted to Mr. Dorman at the time of his election as AT&T President. The second loan is payable on the earlier of (i) December 31, 2002, or (ii) Mr. Dorman's death or termination of employment.

DoCoMo Strategic Alliance

    On January 22, 2001, NTT DoCoMo, Inc. ("DoCoMo"), a leading Japanese wireless communications company, invested approximately $9.8 billion for shares of a new class of AT&T preferred stock that are generally economically equivalent to 406,255,889 shares of AT&T Wireless Group tracking stock and that are intended to reflect approximately 16% of the financial performance and economic value of AT&T Wireless Group. As part of this investment, DoCoMo also received five-year warrants to purchase the equivalent of an additional 41,748,273 shares of AT&T Wireless Group tracking stock at $35 per share, and DoCoMo and AT&T Wireless Services formed a strategic alliance to develop the next generation of mobile multimedia services on a global-standard, high-speed wireless network. Of the 406,255,889 AT&T Wireless Group tracking stock share equivalents issued to DoCoMo, 228,128,307 shares represented new share equivalents at $27.00 each, and the remaining 178,127,582 share equivalents represented a reduction of AT&T Common Stock Group's retained portion of the value of AT&T Wireless Group at $20.50 each. Accordingly, AT&T Common Stock Group retained $3,651,615,431 of the proceeds of the DoCoMo investment and allocated $6,159,464,289 to AT&T Wireless Group.

    DoCoMo purchased 812,511.778 shares of a new class of AT&T preferred stock, par value $1.00 ("DoCoMo wireless tracking stock"). Each share of DoCoMo wireless tracking stock has economic and voting rights that are generally equivalent to 500 shares of AT&T Wireless Group tracking stock, and each share of DoCoMo wireless tracking stock is convertible at any time into 500 shares of AT&T Wireless Group tracking stock. The DoCoMo wireless tracking stock also has certain additional rights, including convertibility and a liquidation preference, not available to holders of AT&T Wireless Group tracking stock. Holders of DoCoMo wireless tracking stock are entitled to vote together with holders of AT&T common stock and not as a separate class. Each share of DoCoMo wireless tracking stock is entitled to the number of votes that could be cast by the shares of AT&T Wireless Group tracking stock into which the DoCoMo wireless tracking stock is convertible, initially 250 votes. With limited exceptions, during the first 18 months following its investment, DoCoMo may not transfer any shares of DoCoMo wireless tracking stock, or AT&T Wireless Group tracking stock, or AT&T Wireless Services common stock that it receives on conversion of DoCoMo wireless tracking stock.

    DoCoMo also acquired 83,496.546 warrants, each of which initially represents the right to purchase one share of DoCoMo wireless tracking stock at an exercise price of $17,500 per share, subject to customary anti-dilution adjustments. These warrants may be exercised in any amount and at any time until January 22, 2006. Upon transfer by DoCoMo to a third party, or if DoCoMo converts its DoCoMo wireless tracking stock into AT&T Wireless Group tracking stock, each of the warrants will be exercisable for 500 shares of AT&T Wireless Group tracking stock at an exercise price of $35 per share and will no longer be exercisable for DoCoMo wireless tracking stock. After the proposed split-off of AT&T Wireless Group, each warrant will be exercisable for 500 shares of the AT&T Wireless Services common stock at an exercise price of $35 per share, subject to adjustments to reflect the exchange ratio and customary anti-dilution adjustments. The warrants are subject to transfer restrictions and similar to those restricting the transfer of DoCoMo wireless tracking stock.

    Until the proposed split-off, DoCoMo is entitled to nominate one representative to the AT&T Board of Directors, and that representative also will be a member of the AT&T Wireless Group Capital Stock Committee. After the proposed split-off, DoCoMo will be entitled to nominate a number of representatives on the AT&T Wireless Services Board of Directors proportional to its economic interest acquired as a result of this investment. The DoCoMo nominees for these board seats must be senior officers of DoCoMo who are reasonably acceptable to AT&T or AT&T Wireless Services, as the case may be. DoCoMo will lose these board representation rights if its economic interest in AT&T Wireless Services falls below 10% for 60 consecutive days. However, as long as it retains 62.5% of the shares of its original investment or shares of AT&T Wireless Group tracking stock into which such shares are convertible, DoCoMo will lose its board representation rights only if its economic interest in AT&T Wireless Services falls below 8% for 60 consecutive days. DoCoMo also has various management rights including the right to approve certain actions by AT&T relating to the AT&T Wireless Group.

    If the split-off is not completed by January 1, 2002, or March 15, 2002 if the reason it was not completed by January 1, 2002 was that the requisite IRS ruling had not been received and AT&T reasonably believes that it is possible to obtain such a ruling by, or effect the split-off without a ruling by, March 15, 2002 and is continuing to seek such a ruling or to effect the split-off without a ruling, then DoCoMo may require AT&T to repurchase DoCoMo wireless tracking stock, or AT&T Wireless Group tracking stock, and warrants, that DoCoMo still holds at that time. DoCoMo must exercise this right within 30 days of the January 1 or March 15, 2002 trigger date, whichever is applicable. The repurchase price will be DoCoMo's original purchase price plus a predetermined rate. The repurchase obligation will be allocated between AT&T and AT&T Wireless Group in proportion to the allocation of the proceeds received from the investment. In lieu of receiving this repurchase price from AT&T, DoCoMo will have the right to cause AT&T to register for public sale all of the shares of AT&T Wireless Group tracking stock (including shares that DoCoMo would hold if it exercised its warrants and converted its shares of DoCoMo wireless tracking stock), and thereafter DoCoMo will be able to sell those shares and retain the proceeds from that sale or sales.

    In connection with DoCoMo's investment, AT&T Wireless Services and DoCoMo formed a strategic alliance to develop the next generation of mobile multimedia services on a global-standard, high-speed wireless network. AT&T Wireless Services will create a new, wholly owned subsidiary to develop and encourage the development of multimedia content, applications, and services over its current network, as well as on new, high-speed wireless networks built to global standards for third generation services. AT&T Wireless Services will contribute, among other things, its PocketNet service and rights to content and applications to the new multimedia subsidiary. Both AT&T Wireless Services and DoCoMo plan to provide technical resources and support staffing. In addition, AT&T Wireless Services will be able to license from DoCoMo, without additional payment, certain rights to DoCoMo's "i-mode" service, that provides access to the Internet from wireless telephones and related technology.

    AT&T and AT&T Wireless Services on the one hand, and DoCoMo on the other hand, have agreed to certain non-competition commitments that restrict each other's ability to provide mobile wireless services in Japan and the United States, respectively. They have also agreed to limit the extent to which AT&T or AT&T Wireless Services on the one hand, and DoCoMo on the other hand, will be able to participate in certain mobile multimedia activities and investments in each other's home territory. Any such restrictions on AT&T would terminate upon the earlier of a split-off of AT&T Wireless Services or exercise by DoCoMo of any put, liquidation, or registration right as a result of the non-occurrence of such a split-off.

Hostetter Transactions

    The Company, Meteor Acquisition Inc., and MediaOne Group Inc. ("MediaOne") entered into an Agreement and Plan of Merger dated as of May 6, 1999. Amos B. Hostetter, Jr., a significant shareholder of MediaOne, assisted AT&T in negotiating an agreement, to the extent permitted by his shareholder agreement with MediaOne. On July 21, 1999, Mr. Hostetter was elected to serve on the AT&T Board of Directors. The merger was consummated on June 15, 2000. Upon completion of the distribution of merger consideration by AT&T, Mr. Hostetter received 2,129,303 shares of AT&T common stock and a cash payment of $92,881,422.79.

Malone Transactions

    On February 9, 1998, in connection with a settlement with the Estate of Bob Magness (the "Magness Settlement"), TCI entered into a call agreement (the "Malone Call Agreement") with Dr. John C. Malone and Dr. Malone's wife (together with Dr. Malone, the "Malones"), under which the Malones granted to TCI the right to acquire any shares of TCI's common stock which are entitled to cast more than one vote per share (the "High-Voting Shares") owned by the Malones upon Dr. Malone's death or upon a contemplated sale of the High-Voting Shares (other than a minimal amount) to third persons. In either such event, TCI had the right to acquire such shares at a maximum price equal to the then relevant market price of shares of "low-voting" Series A common stock plus a 10 percent premium. The Malones also agreed that if TCI were ever to be sold to another entity, then the maximum premium that the Malones would receive on their High-Voting Shares would be no greater than a 10 percent premium over the price paid for the relevant shares of Series A common stock. In connection with the merger of TCI and a subsidiary of AT&T (the "TCI Merger"), the TCI Group Series B Stock was converted into AT&T common stock at a 10 percent premium to the exchange ratio applicable to the TCI Series A Stock. TCI paid $150 million to the Malones in consideration of their entering into the Malone Call Agreement. Additionally, on February 9, 1998, the Magness family entered into a Shareholders' Agreement (the "Shareholders' Agreement") with the Malones and TCI.

    In connection with the TCI Merger, Liberty Media Corporation ("Liberty") became entitled to exercise TCI's rights under the Malone Call Agreement and the Shareholders' Agreement with respect to the Class B Liberty Media Group tracking stock acquired by the Malones and the Magness family as a result of the TCI Merger.

    Prior to the TCI Merger, Dr. Malone acquired from certain subsidiaries of TCI for $17 million, working cattle ranches located in Wyoming which were owned by Silver Spur Land and Cattle Co. and Bob Magness, Inc. The purchase consideration paid by Dr. Malone was in the form of a 12-month note in the amount of $17 million having an interest rate of 7 percent. Such note was repaid by Dr. Malone on

March 9, 2000. In connection with the TCI Merger, Dr. Malone's employment agreement with TCI was transferred to Liberty and Liberty assumed TCI's obligations thereunder.

Transactions in Connection with the TCI Merger

    Management Matters:  Following the TCI Merger, Dr. Malone became Chairman of Liberty. Pursuant to an agreement between AT&T and TCI, Dr. Malone was appointed to the AT&T Board of Directors effective March 17, 1999. AT&T has also agreed that, for a period of three years, it will nominate Dr. Malone for re-election to the Board of Directors. On November 15, 2000, AT&T announced its intention to consummate a split-off of Liberty.

    Stock Ownership:  In the TCI Merger, holders of Liberty Group Series A Stock and TCI Ventures Group Series A Stock, respectively, received shares of Class A Liberty Media Group tracking stock that entitle such holders to cast 0.0375 of a vote per share (as adjusted for the 1999 and 2000 stock splits). In the TCI Merger, holders of Liberty Group Series B Stock and TCI Ventures Group Series B Stock, respectively, received shares of Class B Liberty Media Group tracking stock that entitle such holders to cast 0.375 of a vote per share (as adjusted for the 1999 and 2000 stock splits). The distinction between the shares of Class A Liberty Media Group tracking stock and Class B Liberty Media Group tracking stock maintains the 10-to-1 voting ratio between the holders of Liberty Group Series B Stock and TCI Ventures Group Series B Stock on the one hand and the holders of Liberty Group Series A Stock and TCI Ventures Group Series A Stock on the other hand. As of December 31, 2000, the Malones beneficially owned 196,256,844 shares (including 95,582,332 shares which are held by the Magness family and which Dr. Malone has the right to vote pursuant to the terms of the Shareholders' Agreement) of Class B Liberty Media Group tracking stock or approximately 93.6% of such shares outstanding as of such date. Dr. Malone also beneficially owned options to acquire an additional 5,048,920 shares of Class A Liberty Media Group tracking stock and 3,494,400 shares of Class B Liberty Media Group tracking stock. As a result, assuming the exercise of his options to purchase shares of Class A Liberty Media Group tracking stock and Class B Liberty Media Group tracking stock, Dr. Malone will have the power to vote securities having approximately 44.1% of the voting power with respect to any matters upon which the holders of Class A Liberty Media Group tracking stock and Class B Liberty Media Group tracking stock will vote as a separate class.

    TCI Holdings, Inc.:  Dr. Malone owns, as trustee for his children, 68 shares of the 12% Series C Cumulative Compounding Preferred Stock of TCI Holdings, Inc., a subsidiary of AT&T Broadband, LLC. In connection with the TCI Merger, AT&T agreed, and the terms of such preferred stock provide, that for a period of 15 years following the effective time of the TCI Merger, the preferred stock may not be redeemed or modified.

Simpson Transactions

    The Company, Meteor Acquisition Inc., and MediaOne Group Inc. ("MediaOne") entered into an Agreement and Plan of Merger dated as of May 6, 1999. The merger was consummated on June 15, 2000. Upon completion of the distribution of merger consideration by AT&T, Mr. Simpson received 32,238 shares of AT&T common stock and a cash payment of $1,406,160. In addition, an existing MediaOne stock option held by Mr. Simpson was converted into a fully vested option expiring on June 16, 2008 to purchase 62,631 shares of AT&T common stock at an exercise price of $18.9446. On July 19, 2000 Mr. Simpson was elected to serve on the AT&T Board of Directors.

OTHER INFORMATION

    A Directors' and Officers' liability policy was placed, effective July 1, 1997, with Lloyds of London and other carriers. The policy insures AT&T for certain obligations incurred in the indemnification of its Directors and Officers under New York law or under contract, and insures Directors and Officers when such indemnification is not provided by AT&T. The policy premium from July 1, 2000 through July 1, 2001 is $1,112,582.

    The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company and of its subsidiaries may solicit proxies in person or by telephone. The Company also has retained Morrow & Co. to aid in the solicitation of proxies, at an estimated cost of $75,000 plus reimbursement of reasonable out-of-pocket expenses.

    The above notice and proxy statement are sent by order of the Board of Directors.

                      Marilyn J. Wasser
                      Vice President – Law and Secretary

Dated: March 29, 2001

APPENDIX A

AUDIT COMMITTEE CHARTER

I.   PURPOSE

    The Audit Committee ("Committee") is appointed by the Board of Directors ("Board") of AT&T ("Company") to assist the Board in fulfilling its oversight responsibilities. The Committee's primary responsibilities are to:

  •
  Monitor the integrity of AT&T's financial reporting processes and systems of internal controls regarding finance, accounting, security, environmental and legal compliance, and information systems.

  •
  Monitor the independence and performance of AT&T's independent accountants and the Internal Audit department.

  •
  Provide direction and oversight of the Business Ethics and Conduct function.

  •
  Facilitate and maintain an open avenue of communication among the Board of Directors, Senior Management, the Internal Audit department, and the independent accountants.

II.  ORGANIZATION/COMPOSITION

    The Committee shall be comprised of three or more independent, non-executive directors, as determined by the Board of Directors, each of whom meets the requirements of the New York Stock Exchange. Each member will be free from any financial, family, or other material relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment. All members of the Committee will have a general understanding of basic finance and accounting practices and at least one member must have accounting or related financial management expertise.

III. MEETINGS

    The Committee will meet at least four times annually. Additional meetings may occur more frequently as circumstances dictate. The Committee chairman shall approve an agenda in advance of each meeting.

    The Committee shall meet privately in executive session at least annually with the Financial Vice President-Auditing & Security, the independent accountants, such other members of management as deemed appropriate, and as a committee to discuss any matters that the Committee believes are relevant to fulfilling its responsibilities.

IV.  RESPONSIBILITIES AND DUTIES

    The Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and provide reasonable assurance to the Board of Directors that the accounting and reporting practices of the corporation meet applicable requirements and that an effective business ethics program exists.

A.  REVIEWS AND PROCEDURES

  •
  Adopt a formal written charter that is approved by the Board of Directors. The charter will be reviewed as necessary, but at least annually. The charter should be published at least every 3 years in accordance with Securities and Exchange Commission ("SEC") regulations.

  •
  Review and approve the annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent accountants of significant issues regarding accounting principles, practices, and judgments. Quarterly unaudited financial results should be reviewed by the Committee, or by the Committee chairman acting on behalf of the Committee, before their release or submission to the SEC.

  •
  Prepare a report to shareholders as required by the SEC to be included in the Company's annual proxy statement.

  •
  Maintain minutes or other records of meetings and activities.

  •
  Keep the Board of Directors informed of the Committee's activities.

  •
  Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee has direct access to anyone in the Company and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

B.  INDEPENDENT ACCOUNTANTS

  •
  Select and recommend independent accountants to the Board of Directors for ratification by the shareholders. When conditions warrant, approve discharge of independent accountants. At the time of a change in partner assigned to the Company, the Committee will review the selection of independent accountants, including possible selection of new independent accountants.

  •
  Approve fees to be paid to the independent accountants.

  •
  Ensure that a formal statement delineating all relationships between the independent accountants and the Company is received from the independent accountants annually. The Committee shall discuss with the independent accountants all significant relationships the accountants have with the corporation to determine the accountants' independence.

  •
  Meet with the independent accountants and financial management of the Company to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent accountants inform the Committee of any significant changes in the independent accountant's original audit plan and that the independent accountants will conduct an interim financial review prior to the Company's quarterly filing with the SEC.

  •
  Instruct the independent accountants that they are ultimately accountable to the Committee and the Board of Directors.

C.  INTERNAL CONTROLS

  •
  Make inquiries of management and the independent accountants concerning the adequacy of the Company's system of internal controls.

  •
  Advise financial management and the independent accountants to discuss with the Committee their qualitative judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

D.  BUSINESS ETHICS AND CONDUCT

  •
  Provide oversight to the Business Ethics and Conduct program.

  •
  Require management to report on procedures that provide assurance that the corporation's mission, values, and code of conduct are properly communicated to all employees on at least a biannual basis.

  •
  Review the corporation's code of conduct program annually and direct management to establish a system reasonably designed to assure compliance with the code.

    APPENDIX B

AT&T
AMENDED 1996 EMPLOYEE STOCK PURCHASE PLAN
(As Amended Effective July 1, 2001)

    AT&T CORP., a New York corporation, hereby adopts this AT&T Amended 1996 Employee Stock Purchase Plan (the "Plan") as of July 1, 2001. The purposes of this Plan are as follows:

  (1)
  To assist employees of the Company and its Participating Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue code of 1986 (the "Code"), as amended.
  (2)
  To help employees provide for their future security and to encourage them to remain in the employment of the Company and its Participating Subsidiaries.

1.  Definitions

    Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

  (a)
  "Code" means the Internal Revenue Code of 1986, as amended.
  (b)
  "Committee" means the committee appointed to administer the Plan pursuant to paragraph 10.
  (c)
  "Company" means AT&T Corp., a New York corporation.
  (d)
  "Date of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Date of Exercise is the last day of the month on which Stock is traded on the New York Stock Exchange during the Option Period in which that Option was granted.
  (e)
  "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3 ((a)).
  (f)
  "Eligible Compensation" means total cash compensation received from the Company or a Participating Subsidiary as regular compensation during an Option Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but excludes relocation expense reimbursements, foreign service premiums, tuition or other reimbursements, income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Subsidiary.
  (g)
  "Effective Date" means July 1, 1996, as to the AT&T 1996 Employee Stock Purchase Plan. The effective date of this AT&T Amended 1996 Employee Stock Purchase Plan is July 1, 2001.
  (h)
  "Eligible Employee" means any employee of the Company or a Participating Subsidiary who meets the following criteria:

  (1)
  the employee does not, immediately after the option is granted, own (within the meaning Code §§ 423(b)(3) and 424(d)) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of a Subsidiary; and

  (2)
  the employee has completed one month of employment for the Company or a Subsidiary, and is still employed by the Company or a Subsidiary on the first day of the following month.

  (i)
  "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.
  (j)
  "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the last day of the month containing the Date of Grant, or ending on such other date as the Committee shall determine. No Option Period may exceed 5 yeas from the Date of Grant.
  (k)
  "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).
  (l)
  "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).
  (m)
  "Participating Subsidiary" means any present or future Subsidiary that the Committee or the Executive Vice President-Human Resources of the Company, or his or her delegate, designates to be eligible to participate in the Plan, and that elects to participate in the Plan. The naming of any entity as a Participating Subsidiary is expressly contingent upon satisfaction of all legal requirements for offering the Plan to employees of such entity or obtaining an appropriate waiver with respect to any such legal requirements.
  (n)
  "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 3((c)) amounts received from Participants for the purchase of Stock under the Plan.
  (o)
  "Plan" means the AT&T 1996 Employee Stock Purchase Plan, as amended from time to time.
  (p)
  "Plan Year" means the calendar year.
  (q)
  "Stock" means shares of AT&T Common Stock, par value $1.00 per share.
  (r)
  "Stock Purchase Account" means the account established and maintained by the Company to which shall be credited pursuant to Section 4 ((c)) Stock purchased upon exercise of an Option under the Plan.
  (s)
  "Subsidiary" means any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company, if at the time of the granting of the Option, each of the corporations, other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.  Stock Subject to Plan

    Subject to the provisions of paragraph 8 (relating to adjustment upon changes in the Stock), the Stock which may be sold pursuant to Options granted under the Plan for the period commencing July 1, 1996 and ending June 30, 2001 shall not exceed in the aggregate 50,000,000 shares (before adjustment for the 1999 stock split), and for the period commencing July 1, 2001 and ending June 30, 2006, 30,000,000 shares plus any shares remaining as of June 30, 2001 of the shares previously reserved. Such shares may be newly issued shares or treasury shares or shares bought on the market, or otherwise, for purposes of the Plan.

3.  Grant of Options

  (a)
  General Statement

    Except as otherwise determined by the Committee, the Company shall grant Options under the Plan as amended effective July 1, 2001 to all Eligible Employees on the first day of each month on or after July 1, 2001. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. Except as otherwise determined by the Committee, with respect to each Offering Period, each Eligible Employee shall be granted an Option, on the Date of Grant, as follows:

    (1)
    The maximum number of whole or fractional shares of Stock subject to each Option shall equal (i) $25,000 (ii) divided by the average of the high and low price of a share of Stock on the New York Stock Exchange on the Date of Grant (iii) with the result reduced by the number of whole or fractional shares of Stock purchased during that calendar year under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code § 423; and

    (2)
    The maximum number of whole or fractional shares of Stock that may be purchased by an Eligible Employee during the Option Period shall equal (i) 10% of the Eligible Employee's Compensation from the Date of Grant (or, if later, the immediately prior Date of Exercise) through the Date of Exercise divided by (ii) 85% of the average of the high and low price of a share of Stock on the New York Stock Exchange on the particular Date of Exercise.
  (b)
  Election to Participate

    Each Eligible Employee who elects to participate in the Plan shall communicate to the Company, in accordance with procedures established by the Committee, an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1%, but no more than 10%, of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under subparagraph ((c)). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to a Participant may not exceed the limitation stated in subparagraph ((d)). A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to subparagraph 3((c)).

  (c)
  Periodic Deposit Accounts

    The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under subparagraph 4((c)).

    Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or other alternate payment arrangements, in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease, or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election, but the change will not affect amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization. If an Eligible Employee elects to eliminate the periodic credits to his or her Periodic Deposit Account for future periods, the Participant shall receive a refund of the entire balance of his Periodic Deposit Account not used to purchase Stock under the Plan.

  (d)
  $25,000 Limitation

    No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code § 423, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

4.  Exercise of Options

  (a)
  General Statement

    On each Date of Exercise, the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole and/or fractional shares of Stock subject to the Option. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

  (b)
  Option Price Defined

    The Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to 85% of the fair market value of a share of Stock as of the applicable Date of Exercise. The fair market value of a share of Stock as of an applicable Date of Exercise shall be the average of the high and low price of a share of Stock on the New York Stock Exchange on such date.

  (c)
  Stock Purchase Accounts; Stock Certificates

    The Company shall maintain a Stock Purchase Account for each Participant to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to subparagraph 4((a)), the Company shall credit to the Participant's Stock Purchase Account the whole or fractional shares of Stock purchased at that time.

    Except as provided in paragraph 5, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

5.  Rights on Retirement, Death, Termination of Employment

    If a Participant retires, dies, or otherwise terminates employment, or if the corporation that employs a Participant ceases to be a Participating Subsidiary, then to the extent practicable no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be used on the next Date of Exercise in that Option Period to purchase Stock under paragraph 4. Such a Participant's Stock Purchase Account shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after such Date of Exercise.

    Notwithstanding anything in this Plan to the contrary and except to the extent permitted under Code § 423(a), a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise terminates employment from the Company or a Participating Subsidiary, including as a result of the corporation ceasing to be a Participating Subsidiary.

6.  Restriction Upon Assignment

    An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

7.  No Rights of Stockholder Until Exercise of Option

    A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A

Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4((a)) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

8.  Changes in the Stock; Adjustments of an Option

    If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spinoff or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares which may be offered in the Options shall also be proportionately adjusted. No adjustments shall be made for dividends paid in the form of stock.

9.  Use of Funds; Repurchase of Stock

    All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

10. Administration by Committee

  (a)
  Appointment of Committee

    The Board of Directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the Board of Directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such Board of Directors, or its delegate.

  (b)
  Duties and Powers of Committee

    It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

    (1)
    determine when the initial and subsequent Option Periods will commence;

    (2)
    interpret the Plan and the Options;

    (3)
    adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and Code § 423; and

    (4)
    interpret, amend, or revoke any such rules.

    In its absolute discretion, the Board of the Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.

  (c)
  Majority Rule

    The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

  (d)
  Compensation; Professional Assistance; Good Faith Actions

    Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as may be determined by the Board of Directors of the Company, or its delegate. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers, or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

11. No Rights as an Employee

    Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or a Subsidiary or to affect the right of the Company and Subsidiaries to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

12. Term of Plan

    No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after June 30, 2006.

13. Amendment of the Plan

    The Board of Directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the outstanding shares entitled to vote shall be required to amend the Plan to reduce the Exercise Price or increase the number of shares of Stock reserved for the Options under the Plan.

14. Effect Upon Other Plans

    The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company or any Subsidiary or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

15. Notices

    Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to the Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services.

16. Titles

    Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

    32 Avenue of the Americas
    New York, NY 10013-2412

Recycled Paper	ATT-PS-2001

March 2001

Dear Shareholder:

    This will confirm that you intend to electronically access the AT&T Annual Report and Proxy Statement via the AT&T Investor Relations Website. To view these and other AT&T financial materials online, please go to http://www.att.com/ir and click on the "Annual Report & SEC Filings" section of the web page. To print or save these documents, click on the Downloads section. If you have questions regarding file format and links, click on the highlighted Toolkit footnote. The electronic access option provides shareholders with a fast and convenient method to access, view, and download AT&T's proxy materials.

    The AT&T Annual Meeting of Shareholders will be held at the Cincinnati Convention Center, 525 Elm Street, Cincinnati, Ohio, on Wednesday, May 23, 2001. Enclosed with this shareholder notice are your proxy card, a prepaid return envelope, and the Notice of Meeting which is on the back of this correspondence. Since selecting either the telephone or Internet voting option will reduce our processing and administrative costs, we encourage our shareholders to choose one of these two electronic voting options. If you elect to vote your shares by telephone or the Internet, please do not return your paper proxy card.

    The telephone or Internet voting option will vote your shares in the same manner as if you signed, dated, and returned the paper proxy card. However, depending on your Internet service provider, please be aware that there may be additional costs associated with electronic access that must be assumed by the shareholder. If you would like to obtain paper copies of the AT&T Annual Report and/or the Proxy Statement, please contact our transfer agent, EquiServe, no later than fifteen days before the May 23 annual meeting date by calling 1-800-348-8288.

    As a valued AT&T shareholder, your vote is very important to us.

(over)

NOTICE OF MEETING

     The 116th Annual Meeting of Shareholders of AT&T Corp. (the "Company") will be held at the Cincinnati Convention Center, 525 Elm Street, Cincinnati, Ohio, on Wednesday, May 23, 2001, at 9:30 a.m. local time, for the following purposes:

  •
  To elect Directors for the ensuing year;

  •
  To ratify the appointment of auditors to examine the Company's accounts for the year 2001;

  •
  To approve and adopt an amendment to our charter to enable a majority of the voting power of the shareholders of AT&T Corp. to authorize any merger, consolidation, or dissolution of AT&T, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of AT&T;

  •
  To approve the Amended AT&T 1996 Employee Stock Purchase Plan including approval of issuance of an additional 30,000,000 shares of AT&T common stock under the Plan; and

  •
  To act upon such other matters, including shareholder proposals, as may properly come before the meeting.

    Holders of voting shares at the close of business on March 29, 2001 will be entitled to vote with respect to this solicitation.

                      Marilyn J. Wasser
                      Vice President - Law and Secretary

March 29, 2001

AT&T Corp. c/o Proxy Services P.O. Box 9398 Boston, MA 02205	116th Annual Meeting of Shareholders
Wednesday, May 23, 2001
9:30 a.m. local time
Cincinnati Convention Center
Ballroom Level - Third Floor
525 Elm Street
Cincinnati, Ohio 45202
(Travel Directions on
Reverse Side of Card)	ADMISSION TICKET Please present this ticket for admittance of shareholder(s) named below.

VOTE BY TELEPHONE OR INTERNET

Your telephone or Internet vote authorizes the Proxy Committee to vote your shares in the same manner as if you marked, signed, and returned your proxy card. For telephone or Internet voting, you will need to enter your individual 9-digit Control Number located above your name and address in the lower left section of the card.

TELEPHONE:	CALL 1-800-273-1174 from any touch-tone telephone…ANYTIME.
• To vote as your Board of Directors recommends on ALL items PRESS 1.
• If you prefer to vote on each of the 11 items separately…PRESS 0.
ITEM 1:	To vote FOR ALL nominees…PRESS 1; to WITHHOLD FROM ALL nominees…PRESS 9; to WITHHOLD FROM AN INDIVIDUAL nominee…PRESS 0.
	NOMINEES:	(01) C.M. Armstrong, (02) K.T. Derr, (03) M.K. Eickhoff, (04) W.Y. Elisha, (05) G.M.C. Fisher, (06) D.V. Fites, (07) A. B. Hostetter, Jr., (08) R.S. Larsen, (09) J.C. Malone, (10) D.F. McHenry, (11) L.A. Simpson, (12) M.I. Sovern, (13) S.I. Weill, and (14) J.D. Zeglis.
ITEM 2:	To vote FOR…PRESS 1; to vote AGAINST…PRESS 9; to ABSTAIN…PRESS 0.
(The voting instructions are the same for all remaining items to be voted upon)
INTERNET:	THE WEBSITE IS http://att.proxyvoting.com/

ELECTRONIC ACCESS TO PROXY MATERIALS

For your convenience, AT&T is providing shareholders with an opportunity to electronically access, view, and download the AT&T Annual Report and Proxy Statement via the AT&T Investor Relations Website at http://www.att.com/ir. With this fast and easy electronic access feature, shareholders will no longer receive paper copies of these documents. To sign-up for Electronic Access, please mark the Electronic Access Box below, or follow the instructions provided when you vote by telephone or Internet.

DETACH CARD IF MAILING. IF YOU HAVE VOTED BY TELEPHONE OR INTERNET, DO NOT RETURN YOUR PROXY CARD

/x/	Please mark votes as in this example.

Your Directors recommend a vote "FOR" items 1, 2, 3, and 4, and "AGAINST" items 5, 6, 7, 8, 9, 10, and 11.

		FROM ALL nominees	WITHHOLD FOR ALL nominees
1.	Election of Directors	/ /	/ /
FOR ALL EXCEPT the following nominee(s):
		FOR	AGAINST	ABSTAIN
2.	Ratification of Auditors	/ /	/ /	/ /
3.	Approve Charter Amendment	/ /	/ /	/ /
4.	Approve Employee Stock Purchase Plan	/ /	/ /	/ /
5.	Political Non-Partisanship	/ /	/ /	/ /
6.	Executive/ Officer Bonuses	/ /	/ /	/ /
7.	Stock Compensation	/ /	/ /	/ /
8.	Director Candidates	/ /	/ /	/ /
9.	Executive Compensation Review	/ /	/ /	/ /
10.	Employee Pension Plan	/ /	/ /	/ /
11.	Equal Opportunity Statement	/ /	/ /	/ /
I/We plan to attend the Annual Meeting.
Electronic Access (I prefer to access the annual report and proxy statement electronically).		/ /
Discontinue Duplicate Annual Report		/ /
Signature(s):	Date	, 2001

Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the annual meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the annual meeting and decide to vote by ballot, such vote will supersede this proxy.

Annual Meeting Agenda
8:30 a.m.	Doors Open to the Ballroom Level Meeting Room
9:30	Welcome and Introductions, Notice of Meeting, Chairman's Remarks, Election of Directors, Ratification of Auditors, Directors' Proposals, and Shareholder Proposals
Voting, General Discussion, and Preliminary Voting Results
Adjournment
(Amplified hearing equipment will be available along with sign interpretation)

Travel Directions

From Western Ohio: Follow I-75 South to Cincinnati and take the Fifth Street Exit Ramp. Stay on Fifth Street, which is a one-way thoroughfare moving east, until you reach the third traffic light (Elm Street). Turn left onto Elm Street. The Cincinnati Convention Center is located at 525 Elm Street.

From Southern Ohio: Follow US Route 50 West into Cincinnati. Take the Sixth Street Exit and follow the signs to the Cincinnati Convention Center.

From Northern Kentucky: Follow I-75 North to Cincinnati and take the Fifth Street Exit Ramp. Stay on Fifth Street, which is a one-way thoroughfare moving east, until you reach the third traffic light (Elm Street) and turn left. The Cincinnati Convention Center is located at 525 Elm Street.

From Central Indiana: Take I-74 East to Cincinnati which ends and merges with I-75. Follow I-75 South to the Fifth Street Exit and take Fifth Street to the third traffic light (Elm Street) and turn left. The Cincinnati Convention Center is located at 525 Elm Street.

From Southern Indiana: Follow US Route 50 East to Cincinnati. Take the Fifth Street Exit and follow the signs to the Cincinnati Convention Center.

From Cincinnati/N. Kentucky International Airport (Covington, KY): The airport facility is about 15 minutes from downtown Cincinnati (12 miles). From the airport, follow Route 275 East to I-75 North. After crossing the Ohio River (Brent Spence Bridge), take the Fifth Street Exit Ramp. Stay on Fifth Street, which is a one-way thoroughfare moving east, until you reach the third traffic light (Elm Street). Turn left on Elm Street. The Cincinnati Convention Center is located at 525 Elm Street.

[MAP OMITTED]

   Parking Information—Shareholders should use the main entrance to the Cincinnati Convention Center which is located at 525 Elm Street. Parking facilities are available, for a fee, at several locations near the Cincinnati Convention Center.

AT&T Corp.
32 Avenue of the Americas, New York, NY 10013-2412

This proxy is solicited on behalf of
the Board of Directors for the Annual Meeting on May 23, 2001

P R O X Y

The undersigned hereby appoints C.M. Armstrong, D.F. McHenry, and M.I. Sovern, and each of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of the undersigned in AT&T Corp. at the annual meeting of shareholders to be held at the Cincinnati Convention Center, Cincinnati, Ohio, at 9:30 a.m. on May 23, 2001, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished with the proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote for the election of all listed nominees, unless the nomination is withdrawn as described in the proxy statement, and in accord with the Directors' recommendations on the other subjects listed on the other side of the proxy card. In the event that any other matter may properly come before the meeting, or any adjournment thereof, the Proxy Committee is authorized, at their discretion, to vote the matter.

This card also provides voting instructions for shares held in the dividend reinvestment plan and, if registrations are identical, shares held in the various employee stock purchase and savings plans as described in the proxy statement. Your vote for the election of Directors may be indicated on the other side. Nominees are: C.M. Armstrong, K.T. Derr, M.K. Eickhoff, W.Y. Elisha, G.M.C. Fisher, D.V. Fites, A.B. Hostetter, Jr., R.S. Larsen, J.C. Malone, D.F. McHenry, L.A. Simpson, M.I. Sovern, S.I. Weill, and J.D. Zeglis. Please sign on the other side of the card and return it promptly to AT&T Corp., c/o Proxy Services, P.O. Box 9390, Boston, MA 02205-9968. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the annual meeting and vote by ballot, your shares cannot be voted.

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